EXHIBIT 10.13

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

        THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is executed as of this 9th day of August, 1996, by and among FLEET CAPITAL CORPORATION ("FLEET"), a Rhode Island corporation, successor-in-interest by merger to Fleet Capital Corporation, a Connecticut corporation (Fleet Capital Corporation, a Connecticut corporation, being formerly known as Shawmut Capital Corporation, and being the successor-in-interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation), with an office at 2711 Haskell Avenue, Suite 2100, LB21, Dallas, Texas 75204, THE FIRST NATIONAL BANK OF BOSTON ("BOSTON"), a national banking association, with an office at 100 Federal Street, Boston, Massachusetts 02110 (Fleet and Boston are collectively referred to as "LENDERS" or each individually a "LENDER"), FLEET, as Agent for Lenders (Fleet, in such capacity, the "AGENT"), and BRAZOS SPORTSWEAR, INC. ("BORROWER"), a Texas corporation, with its chief executive offices at 3860 Virginia Avenue, Cincinnati, Ohio 45227.

        A. Borrower and Fleet, as the sole Lender, entered into that certain Loan and Security Agreement, dated as of May 6, 1992, as thereafter amended from time to time, including, without limitation, as amended by (i) that certain First Amendment Agreement, dated as of November 30, 1993, executed by Fleet and Borrower (the "FIRST AMENDMENT Agreement"), (ii) that certain Second Amendment to Loan and Security Agreement, dated as of June 20, 1994, executed by Borrower and Fleet, and (iii) that certain Third Amendment to Loan and Security Agreement, dated as of July 1, 1994, executed by Borrower and Fleet (as amended, "ORIGINAL LOAN AGREEMENT").

        B. Borrower and Fleet, as the sole Lender, amended, restated and modified (but did not extinguish) the Original Loan Agreement by entering into that certain Amended and Restated Loan and Security Agreement dated as of November 10, 1994, as amended by (i) that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of June 2, 1995, (ii) that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of January 11, 1996, (iii) that certain Third Amendment to Amended and Restated Loan and Security Agreement, dated as of April 22, 1996 and (iv) that certain Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of May 2, 1996 (as amended, "RESTATED LOAN AGREEMENT").

        C. Borrower has requested that Fleet (i) increase the revolving credit facility to $53,000,000, (ii) increase the term loan facility to $12,000,000 and
(iii) extend its relationship with the Borrower, and Fleet is willing to do so upon the terms and conditions set forth herein.

        D. In connection with the increase and extension of the relationship between the Borrower and Fleet and the formation of the relationship between the Borrower and Boston, the parties hereto wish to completely amend, restate and modify (but not extinguish) the Restated

Loan Agreement through the execution of this Agreement, which will supersede all prior agreements among the parties hereto.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION 1.     GENERAL DEFINITIONS

        1.1. DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

        ACCOUNTS - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

        ACQUISITION - the acquisition by Borrower of the assets of the Seller pursuant to the provisions of the Asset Purchase Agreement.

        ADJUSTED NET EARNINGS FROM OPERATIONS - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statement of Borrower supplied to Agent and Lenders pursuant to SECTION 9.1(J) hereof, but excluding:

               (a) any gain or loss arising from the sale of capital assets;

               (b) any gain arising from any write-up of assets;

               (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

               (d) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

               (e) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

               (f) any portion of the net earnings of any Subsidiary which, at the time of determination, the Subsidiary is prohibited (by contract or charter) from paying as dividends to Borrower;

               (g) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

               (h) any gain or loss arising from the acquisition of any Securities of Borrower; and

               (i) any gain or loss arising from extraordinary or non-recurring items.

        ADJUSTED NET WORTH - for Borrower at any date means a sum equal to:

               (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

        PLUS

               (b) without duplication, the aggregate amount of the Designated Preferred Stock which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

        MINUS

               (c) the aggregate book value of Intangible Assets which would be shown on such balance sheet of Borrower at such date in accordance with GAAP;

        PLUS

               (d) Borrower Subordinated Debt at such date.

        ADVANCE - the disbursement by a Lender (or by Agent on behalf of Lenders) of a Loan to Borrower pursuant to this Agreement.

        AFFILIATE - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of Borrower; or (c)10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        AGENT - as defined in the preamble of this Agreement, and any successor Agent appointed pursuant to the terms of this Agreement.

        AGREEMENT - this Second Amended and Restated Loan and Security Agreement, including all Exhibits hereto, as the same may be modified, supplemented, extended, amended, or restated from time to time.

        APPLICABLE ANNUAL RATE - as defined in SECTION 3.1(A) of this Agreement.

        ASSET PURCHASE AGREEMENT - Asset Purchase Agreement executed as of August 2 1996, by and among Borrower, Seller, and the Seller Shareholders.

        AVERAGE DAILY LOAN BALANCE - for any relevant period of time, the amount obtained by adding the unpaid balance of the Loans owing by Borrower to Lenders at the end of each day for each day during the time period in question and by dividing such sum by the number of days in such time period.

        AVERAGE MONTHLY LOAN BALANCE - the amount obtained by adding the unpaid balance of Loans owing by Borrower to Lenders at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

        BANK - Fleet National Bank and its successors and assigns.

        BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

        BASE RATE LOANS - all Base Rate Term Loans and Base Rate Revolving Credit Loans.

        BASE RATE REVOLVING CREDIT LOANS - all Revolving Credit Loans other than Eurodollar Revolving Credit Loans.

        BASE RATE TERM LOANS - any portion of the Term Loan which bears interest at a rate based on the Base Rate in accordance with SECTION 2 hereof.

        BORROWER SUBORDINATED DEBT - Indebtedness of Borrower that is expressly subordinated to the Obligations upon terms satisfactory to Lenders, including, without limitation, (i) the Indebtedness of Borrower described on EXHIBIT O attached hereto and (ii) the Earnout Cash Payment.

        BORROWING - the combined Advances made to Borrower on a single date.

        BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

               (a) (i) the Revolving Credit Commitment; MINUS (ii) 100% of the face amount of all standby Letters of Credit issued by Agent or covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date; MINUS (iii) 45% of the face amount of all documentary Letters of Credit issued by Agent or covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date; MINUS (iv) any reserves for accrued and unpaid royalty payments established by Agent and/or Lenders from time to time pursuant to SECTION 2.1(A) (based on the amount of such accrued and unpaid royalty payments which are shown on Borrower's financial statements); MINUS (v) the Net Worth Adjustment Reserve; MINUS (vi) the Earnout Cash Payment Reserve; or

               (b) an amount equal to:

                      (i) (A) 85% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the net amount of Eligible Accounts outstanding at such date PLUS (B) the lesser of $500,000 or 85% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the net amount of Eligible Dated Accounts outstanding at such date;

                                      PLUS

                      (ii) the lesser of (A) $25,000,000 or (B) the sum of: (1)
        (x) the LESSER of (I) $8,000,000 or (II) 55% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the value of Eligible Finished Goods Inventory consisting of "printed" finished goods at such date PLUS (y) 55% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the value of Eligible Inventory (other than Eligible Finished Goods Inventory consisting of "printed" finished goods), plus (2) the Seasonal Inventory Overadvance Amount.

                                      MINUS

                      (subtract from the sum of clauses (i) and (ii) above)

                      (iii) the sum of: (a) 100% of the face amount of all standby Letters of Credit issued by Agent or covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date, (b) 45% of the face amount of all documentary Letters of Credit issued by Agent or covered by the provisions of an LC Risk Participation Agreement which are outstanding at such date (c) any reserves for accrued and unpaid royalty payments established by Agent and/or Lenders from time to time pursuant to SECTION 2.1(A) hereof and based on the amount of such accrued and unpaid royalty payments which are shown on Borrower's financial statements, (d) the Net Worth Adjustment Reserve, and (e) the Earnout Cash Payment Reserve.

        For purposes of CLAUSE (B)(I) above, the net amount of Eligible Accounts or Eligible Dated Accounts, as the case may be, at any time shall be the face amount of such Eligible Accounts or such Eligible Dated Accounts, as the case may be, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

        For purposes of CLAUSE (B)(II) above and the definition of "Seasonal Inventory Overadvance Amount," the value of Eligible Inventory on a date shall be calculated on the basis of the lower of cost or market. Cost shall be calculated on a first-in, first-out basis.

        Without limiting Lenders' discretion to adjust advance rates from time to time after the occurrence of a Default as provided above, Borrower acknowledges that Lenders may from time to time before or after the occurrence of a Default reduce the Inventory advance rate if Lenders determine that the size mix of Borrower's finished goods has materially changed from the size mix as of the Closing Date.

        BOSTON - as defined in the preamble to this Agreement.

        BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed; PROVIDED, HOWEVER, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        CAPITAL EXPENDITURES - expenditures made and liabilities incurred (including the principal portion of Capitalized Lease Obligations, but excluding capitalized interest) for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

        CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        CASH FLOW - for any period means for Borrower the amount calculated as follows: (i) Adjusted Net Earnings from Operations during such period, PLUS (ii) amortization and depreciation during such period to the extent the same were deducted in calculating the Adjusted Net Earnings from Operations during such period; MINUS (iii) Unfinanced Capital Expenditures during such period, MINUS
(iv) any and all scheduled principal payments, mandatory principal payments actually paid pursuant to SECTION 2.2(D)(II) hereof, and voluntary principal actually paid, on Borrower's long-term Indebtedness during such period, including, without limitation, payments on the current maturities thereof, but in no event to include principal payments on the Revolving Credit Loans (unless such payments are made pursuant to acceleration or termination of the Revolving Credit Loans); MINUS (v) the aggregate amount of any Distributions paid to Holdings during such period which are permitted pursuant to SECTION 9.2(J) hereof (other than Distributions made pursuant to SECTION 9.2(J)(I) hereof to the extent such amounts are already reflected as a tax expense of Borrower, in the calculation of Borrower's Adjusted Net Earnings From Operations) hereof.

        CHANGE IN CONTROL - the first date that those Persons who on the date of this Agreement hold all of the outstanding voting Securities of the Borrower (including options, warrants and other Securities convertible into or exchangeable with such voting Securities), together with their respective Affiliates, hold less than fifty percent (50%) of the outstanding voting Securities of the Borrower determined on a fully diluted basis (assuming full conversion or exchange of all options, warrants, or other Securities which are convertible into or exchangeable with such voting Securities).

        CLOSING DATE - August 9, 1996.

        CODE - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

        COLLATERAL - all of the Property and interests in Property described in
SECTION 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

        COMMITMENT - the obligation of each Lender to extend credit to Borrower under this Agreement in an aggregate principal amount not to exceed such Lender's Committed Sum.

        COMMITTED SUM - with respect to each Lender, an amount equal to such Lender's Total Commitment Percentage multiplied by the Total Commitment.

        CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

        CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

        CURRENT LIABILITIES - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP, excluding the Loans, current maturities of any long-term indebtedness, and further excluding any amounts due Affiliates.

        CURRENT RATIO - at any date means the ratio for Borrower of (i) Current Assets, to (ii) the sum of Current Liabilities, PLUS (without duplication) the outstanding principal balance of the Revolving Loans as at such date.

        DEBENTURES - the Purchase Debenture, the Rolling Debenture and the Earnout Debenture.

        DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

        DEFAULT RATE - as defined in SECTION 3.1(B) of this Agreement.

        DESIGNATED PREFERRED STOCK - at any date (i) the 8% PIK preferred stock of the Borrower issued on the Closing Date (the "INITIAL PREFERRED"), the rights and designations of the Initial Preferred being described on EXHIBIT T attached hereto, (ii) any preferred stock of the Borrower issued after the Closing Date on terms no more favorable to the holders than the Initial Preferred and (iii) any other preferred stock of the Borrower issued after the Closing Date, on terms satisfactory to Lenders.

        DISTRIBUTION - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of its capital stock (or any rights, warrants or options relating to the acquisition of Borrower's capital stock) unless made contemporaneously from the net proceeds of the sale of Securities.

        DOMINION ACCOUNT - a special account of Lenders established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Agent, and over which Agent, for the benefit of Lenders, shall have sole and exclusive access and control for withdrawal purposes.

        EARNOUT AMOUNT - as defined in the Asset Purchase Agreement.

        EARNOUT CASH PAYMENT - such amount, if any, payable by Borrower to Seller pursuant to SECTION 1.3(D) of the Asset Purchase Agreement as the cash portion of the Earnout Amount, which amount is to be equal to 50% of the Earnout Amount.

        EARNOUT CASH PAYMENT RESERVE - $1,000,000. Upon payment by Borrower to Seller in cash of $1,000,000 of the Earnout Cash Payment pursuant to and in compliance with the Subordination Agreement among Seller, Lenders and Agent regarding the Earnout Cash Payment, there shall no longer be an Earnout Cash Payment Reserve.

        EARNOUT DEBENTURE - if issued pursuant to SECTION 1.3(D) of the Asset Purchase Agreement, the Junior Subordinated Debenture of Holdings to Seller, dated September 30, 1996, to be in the amount equal to 50% of the Earnout Amount.

        ELIGIBLE ACCOUNT - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent, in its credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (a) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (b) it is unpaid for more than 60 days after the original due date shown on the invoice; or (c) it is due or unpaid more than 90 days after the original invoice date; or
(d) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts or Eligible Dated Accounts hereunder; or (e) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (f) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or (g) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (h) it arises from a sale to an Account Debtor outside the United States, unless a documentary Letter of Credit has been issued with respect to such Account, by an issuer and in form and substance satisfactory to Lenders, or the Lenders otherwise approve such Account; or (i) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (j) Agent in good faith believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (k) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, on behalf of Lenders, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 ET SEQ.); or (l) the Account Debtor is located in either the state of New Jersey, the state of Minnesota, the state of Indiana, the state of West Virginia or any other state requiring the filing of a Business Activity Report or similar document in order for Borrower to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless Borrower has qualified to do business as a foreign corporation or has filed a Notice of Business Activities Report or similar required report with the appropriate officials in those states for the then current year; or (m) the Account is subject to a Lien other than a Permitted Lien (which Permitted Lien, if so required by Lenders, has been satisfactorily subordinated to Agent's Lien, for the benefit of Lenders, in such Account pursuant to an intercreditor agreement or similar document acceptable in form and substance to Lenders, in their sole discretion); or (n) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (o) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Agent to the extent such Account exceeds such limit; or (p) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (q) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances for prompt payment are reflected in the calculation of the face value of each invoice related to such Account, to the extent of such deduction; or (r) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (s) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes or (t) the Account is an Eligible Dated Account; or (u) Lenders do not have a perfected first priority Lien in the Account.

        ELIGIBLE DATED ACCOUNTS - an Account arising in the ordinary course of Borrower's business (i) as to which the relevant Account Debtor is given payment terms of greater than sixty (60) days, but not greater than one hundred eighty
(180) days after the invoice date, (ii) which is not an Eligible Account because it has been outstanding for more than ninety (90) days, and (iii) which Agent, in its credit judgment, deems to be an Eligible Dated Account. Without limiting the generality of the foregoing, no such dated Account of Borrower shall be an Eligible Dated Account if such Account (i) is described in any of the lettered clauses of the definition of an 'Eligible Account' contained in this Agreement (other than CLAUSES (B), (C), (D), and (T) of such definition), (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice or more than one hundred eighty (180) days after the invoice date or
(iii) 20% or more of the dated Accounts from the Account Debtor are not deemed Eligible Dated Accounts hereunder.

        ELIGIBLE FINISHED GOODS INVENTORY - Eligible Inventory consisting of "blank" or "printed" finished goods of Borrower's "Blank" division, Borrower's "Printed" division or Borrower's "Plymouth" division, or finished goods of Borrower's "Garment" division.

        ELIGIBLE INVENTORY - such Inventory of Borrower (other than packaging materials and supplies) which Agent, in its credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Agent's opinion, it (a) is (i) cloth rolls, piece goods and other raw materials acceptable to Agent or (ii) "blank" or "printed" finished goods of Borrower's "Blank" division, Borrower's "Printed" division or Borrower's "Plymouth" division, or finished goods of Borrower's "Garment" division, (b) work in process of Borrower (other than work in process of Borrower's "Garment" division), (c) is in good, new and saleable condition, (d) is not obsolete or unmerchantable, (e) meets all standards imposed by any governmental agency or authority, (f) conforms in all respects to the warranties and representations set forth in SECTION 6.1 hereof, (g) is at all times subject to Agent's, for the benefit of Lenders, duly perfected, first priority security interest and no other Lien except a Permitted Lien, (h) is situated at a location in compliance with SECTION 4.4 hereof and is not in-transit; PROVIDED, HOWEVER, in-transit inventory of Borrower shall be included within Eligible Inventory so long as a documentary Letter of Credit has been issued in connection with the purchase of such Inventory by Borrower, such Inventory satisfies the other requirements herein and title thereto is in the name of Borrower; PROVIDED, FURTHER, Inventory which is situated at the location of a processor of such Inventory shall not be included within Eligible Inventory unless such processor has entered into a written agreement with Agent, on behalf of and for the benefit of Lenders, in form and substance satisfactory to Lenders, in their sole discretion, providing, among other things, that such processor will not assert any lien with respect to any Collateral for unpaid processing or storage charges, and (i) is not consigned by a Person to Borrower or by Borrower to any Person.

        EMBROIDERY - Brazos Embroidery, Inc., a Pennsylvania corporation.

        ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

        EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations and owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        EQUUS - Equus II Incorporated, a Delaware corporation.

        ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

        EURODOLLAR BASE RATE - with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, a rate per annum equal to the quotient of the following: (a) the rate at which deposits in U.S. dollars in immediately available funds are offered by Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the Eurodollar Interest Period divided by (b) the difference of 1.00 minus the Eurodollar Reserve Requirement.

        EURODOLLAR BORROWING NOTICE - as defined in SECTION 2.4(A) of this Agreement.

        EURODOLLAR INTEREST PERIOD - with respect to a Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such first (1st), second (2nd), third (3rd) or sixth (6th) succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first (1st), second
(2nd), third (3rd) or sixth (6th) succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

        EURODOLLAR LOANS - all Eurodollar Revolving Credit Loans and all Eurodollar Term Loans.

        EURODOLLAR RESERVE REQUIREMENT - on any day, means that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

        EURODOLLAR REVOLVING CREDIT LOAN - a Revolving Credit Loan which bears interest at a rate based on the Eurodollar Base Rate in accordance with SECTION 2 hereof.

        EURODOLLAR TERM LOAN - any portion of the Term Loan which bears interest at a rate based on the Eurodollar Base Rate in accordance with SECTION 2 hereof.

        EVENT OF DEFAULT - as defined in SECTION 11.1 of this Agreement.

        EXCESS - as defined in SECTION 3.1(D) of this Agreement.

        EXCESS CASH FLOW - for any period means for Borrower the amount calculated as follows: (i) Adjusted Net Earnings from Operations for such period, PLUS (ii) amortization and depreciation for such period to the extent the same were deducted in calculating the Adjusted Net Earnings from Operations for such period, MINUS (iii) Unfinanced Capital Expenditures for such period, MINUS (iv) scheduled principal payments with respect to Indebtedness (excluding payments on the Revolving Credit Loans unless such payments are made pursuant to acceleration or termination of the Revolving Credit Loans), MINUS (v) the aggregate amount of any Distributions to Holdings which are permitted pursuant to SECTION 9.2(J) hereof (other than Distributions made pursuant to SECTION 9.2(J)(I) hereof to the extent such amounts are already reflected as a tax expense of Borrower, in the calculation of Borrower's Adjusted Net Earnings From Operations), MINUS (vi) any portion of the Earnout Cash Payment paid during such period to the extent such payment does not violate this Agreement or any subordination agreement relating thereto.

        EXISTING SENIOR SUBORDINATED NOTES - each of (i) that certain 12% Senior Subordinated Promissory Note, in the original principal amount of $3,350,000, executed on or about November 10, 1994, executed by Borrower, and payable to the order of Equus, (ii) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $178,500, executed by Borrower, and payable to the order of Equus, (iii) that certain 12% Senior Subordinated Promissory Note, in the original principal amount of $75,000, executed on or about November 10, 1994, executed by Borrower, and payable to the order of Michael S. Chadwick,
(iv) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $29,750, executed by Borrower, and payable to the order of Michael S. Chadwick, (v) that certain 12% Senior Subordinated Promissory Note, in the original principal amount of $75,000, executed on or about November 10, 1994, executed by Borrower, and payable to the order of F. Clayton Chambers,
(vi) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $29,750, executed by Borrower, and payable to the order of F. Clayton Chambers, (vii) that certain 12% Senior Subordinated Promissory Note, in the original principal amount of $234,392.50, executed by Borrower, and payable to the order of S.T. McKnight, (viii) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $29,750, executed by Borrower, and payable to the order of S.T. McKnight, (ix) that certain 12% Senior Subordinated Promissory Note, in the original principal amount of $234,392.50, executed by Borrower, and payable to the order of George Warny, (x) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $29,750, executed by Borrower, and payable to the order of George Warny and (xi) that certain 10% Senior Subordinated Promissory Note, in the original principal amount of $190,000, executed by Borrower, and payable to the order of Ford and Sandra Taylor.

        EXISTING TERM LOAN A - the Loan described in SECTION 2.2(A) of this Agreement.

        EXISTING TERM LOAN B - the Loan described in SECTION 2.2(A) of this Agreement.

        EXISTING TERM LOAN C - the Loan described in SECTION 2.2(B) of this Agreement.

        EXISTING TERM NOTE A - that certain Amended and Restated Secured Promissory Note, dated November 30, 1993, in the original principal amount of $534,000.00, executed by Borrower, payable to the order of Fleet, as renewed, extended, modified and restated from time to time.

        EXISTING TERM NOTE B - that certain Secured Promissory Note B, dated November 10, 1994, in the original principal amount of $568,900.00, executed by Borrower, payable to the order of Fleet, as renewed, extended, modified, and restated from time to time.

        EXISTING TERM NOTE C - that certain Amended and Restated Secured Promissory Note C, dated June 2, 1995, in the original principal amount of $3,416,666.69, executed by Borrower, payable to the order of Fleet, as renewed, extended, modified, and restated from time to time.

        FIRST AMENDMENT AGREEMENT - as defined in the preamble of this Agreement.

        FIXED CHARGE RATIO - for any period means the ratio for Borrower of (i) Adjusted Net Earnings from Operations for such period PLUS amortization expense and depreciation expense for such period (to the extent deducted in calculating Adjusted Net Earnings from Operations) PLUS Interest Expense for such period, to
(ii) Interest Expense for such period PLUS Unfinanced Capital Expenditures made during such period, PLUS scheduled principal payments on Funded Indebtedness during such period, PLUS Distributions paid during such period to Holdings pursuant to the provisions of SECTION 9.2(J) of this Agreement (other than Distributions made pursuant to SECTION 9.2(J)(I) hereof to the extent such amounts are already reflected as a tax expense of Borrower, in the calculation of Borrower's Adjusted Net Earnings From Operations).

        FLEET BANK RISK PARTICIPATION AGREEMENT - the LC Risk Participation Agreement executed by and between Fleet and Bank on the Closing Date, a copy of which is attached hereto as EXHIBIT S.

        FUNDED INDEBTEDNESS - means Indebtedness for Money Borrowed of Borrower having a final maturity (or which is renewable or extendible at the option of Borrower for a period ending) more than one year after the date of creation thereof.

        GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

        GENERAL INTANGIBLES - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

        GUARANTOR - Holdings and any other Person who may hereafter guarantee payment of or performance of the whole or any part of the Obligations.

        GUARANTY AGREEMENT - the Continuing Guaranty Agreement which is to be executed on the Closing Date by Holdings, in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent.

        HOLDINGS - BSI Holdings, Inc., a Delaware corporation, the parent of Borrower.

        INDEBTEDNESS - as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the portion of the Obligations which would be shown on the liability side of a balance sheet of Borrower as at the date of determination.

        INITIAL PUBLIC OFFERING - an underwritten public offering of the Borrower's capital stock or rights, warrants or options to acquire any of Borrower's capital stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (other than any registration statement relating to warrants, options or shares of capital stock of the Borrower granted or to be granted or sold primarily to employees, directors, or statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein, or any registration statement covering securities issued in connection with any debt financing of the Borrower).

        INTANGIBLE ASSETS - All assets of a Person which in accordance with GAAP would be included as an intangible asset on a balance sheet of such Person.

        INTEREST EXPENSE - means for any period, the interest charges paid or accrued by a Person during such period (including imputed interest on Capitalized Lease Obligations, but excluding amortization of debt discount and expense) on Indebtedness.

        INVENTORY - all of Borrower's inventory, whether now owned or hereafter acquired and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

        LC PAYMENT - as defined in SECTION 2.3(A) of this Agreement.

        LC RISK PARTICIPATION AGREEMENT - an agreement, in form and substance satisfactory to Lenders, executed by Agent with a Person who has issued one or more Letters of Credit for the account of Borrower, pursuant to which Agent agrees to purchase a one hundred percent (100%) participation in any payments made by the issuing Person under such Letter(s) of Credit which are not immediately reimbursed to such Person by Borrower, PROVIDED, HOWEVER, that if the issuing Person is not Bank, such Letters of Credit must be standby Letters of Credit.

        LETTER OF CREDIT - a standby or documentary Letter of Credit, as the case may be, at any time issued by Agent, Bank or another Person for the account of Borrower.

        LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

        LOAN ACCOUNT - the loan account established on the books of Agent pursuant to SECTION 2.8 hereof.

        LOAN DOCUMENTS - this Agreement, the Other Agreements and the Security Documents.

        LOANS - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Credit Loans and the Term Loan.

        MAXIMUM LEGAL RATE - as defined in SECTION 3.1(C) of this Agreement.

        MONEY BORROWED - as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof.

        MULTI-EMPLOYER PLAN - has the meaning set forth in SECTION 4001(A)(3) of ERISA.

        NET WORTH - the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would be shown on a balance sheet of Borrower at such date in accordance with GAAP, plus (without duplication) the aggregate amount of the Designated Preferred Stock which would be shown on a balance sheet of Borrower at such date in accordance with GAAP.

        NET WORTH ADJUSTMENT RESERVE - the amount of the cash payment to be made by Borrower to Seller pursuant to the provisions of SECTION 1.3(E) of the Asset Purchase Agreement, the estimated amount of which as of the Closing Date is $2,566,000; PROVIDED, HOWEVER, that upon determination of the actual amount of such cash payment pursuant to the provisions of SECTION 1.3(E) of the Asset Purchase Agreement, such actual amount shall become the amount of the Net Worth Adjustment Reserve. Upon payment in full by Borrower of the cash payment required by SECTION 1.3(E) of the Asset Purchase Agreement, there shall no longer be a Net Worth Adjustment Reserve.

        NOTES - the Revolving Credit Notes and the Term Notes executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

        OBLIGATIONS - all Loans and all other advances, reimbursement obligations under Letters of Credit, LC Payments, debts, liabilities, obligations, covenants and duties arising under this Agreement or any of the other Loan Documents owing, arising, due or payable from Borrower to Agent and/or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

        ORIGINAL LOAN AGREEMENT - as defined in the preamble of this Agreement.

        ORIGINAL TERM - as defined in SECTION 3.2 of this Agreement.

        OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

        OTHER AGREEMENTS - any and all agreements, instruments, certificates, and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower or delivered to Agent and/or Lenders in respect to the transactions contemplated by this Agreement, including, without limitation, the Term Notes and the Revolving Credit Notes, all as amended, renewed, modified, extended or restated from time to time.

        OVERADVANCE - the amount, if any, by which the outstanding principal amount of the Revolving Credit Loans exceeds the Borrowing Base.

        PERMITTED INSURER - an insurance company rated AA+, AA or higher by Standard and Poors Corporation and AA or higher by Moody's Investor Services, Inc. and which is otherwise reasonably satisfactory to Agent.

        PERMITTED LIENS - any Lien of a kind specified in CLAUSES (I) THROUGH
(X) of SECTION 9.2(H) of this Agreement.

        PERMITTED PAYMENT - a regularly scheduled payment of principal and/or interest due and payable in accordance with the terms of Borrower Subordinated Debt as such terms are in effect as of the Closing Date, IF AND ONLY IF (i) no Default or Event of Default would be caused thereby, (ii) such payment would not violate the terms of this Agreement, and (iii) such payment would not violate the terms of any subordination agreement executed in connection with such Borrower Subordinated Debt. In no event shall the definition of "Permitted Payment" include any prepayment of any Borrower Subordinated Debt.

        PERSON - an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

        PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

        PROHIBITED TRANSACTION - any transaction set forth in SECTION 406 of ERISA or SECTION 4975 of the Internal Revenue Code of 1986.

        PROJECTIONS - Borrower's forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        PURCHASE DEBENTURE - the $4,000,000 Junior Subordinated Debenture of Holdings to Seller to be issued pursuant to SECTION 1.3(B) of the Asset Purchase Agreement in connection with the purchase price payable to Seller in connection with the Acquisition.

        RENEWAL TERM - as defined in SECTION 3.2 of this Agreement.

        RENTALS - as defined in SECTION 9.2(X) of this Agreement.

        REPORTABLE EVENT - any of the events set forth in SECTION 4043(B) of ERISA which is required to be reported to the PBGC.

        RESTATED LOAN AGREEMENT - as defined in the preamble of this Agreement.

        RESTRICTED INVESTMENT - any investment in cash or by delivery of Property to any Person including without limitation, Embroidery and Holdings, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) Property to be used in the ordinary course of business; (b) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (c) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) demand deposit accounts maintained in the ordinary course of business with federally insured financial institutions; (e) investments in certificates of deposit fully insured by the Federal Deposit Insurance Corporation maturing within one year from the date of acquisition; and (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

        REVOLVING CREDIT AVAILABILITY - means, at any particular date, the excess of the Borrowing Base over the amount of the Revolving Credit Loans then outstanding.

        REVOLVING CREDIT COMMITMENT - $53,000,000.00.

        REVOLVING CREDIT LOAN - a Loan made by a Lender as provided in SECTION 2.1(A) of this Agreement.

        REVOLVING CREDIT NOTES - the Revolving Credit Notes to be executed by Borrower in favor of each Lender to evidence Borrower's indebtedness to such Lender for its Revolving Credit Percentage, the Revolving Credit Note in favor of Fleet to be in the form of EXHIBIT A-1 attached hereto, and the Revolving Credit Note in favor of Boston to be in the form of EXHIBIT A-2 attached hereto as the same may be amended, renewed, modified, extended or restated from time to time.

        REVOLVING CREDIT PERCENTAGE - as defined in SECTION 2.1(A) of this Agreement.

        ROLLING DEBENTURE - the $3,000,000 Junior Subordinated Debenture of Holdings to Seller to be issued pursuant to SECTION 1.3(C) of the Asset Purchase Agreement in connection with the purchase price payable to Seller in connection with the Acquisition.

        SCHEDULE OF ACCOUNTS - as defined in SECTION 5.2 of this Agreement.

        SEASONAL INVENTORY OVERADVANCE AMOUNT - during the period (BUT ONLY DURING THE period) beginning April 1 and continuing through September 30 of each year during the term of this Agreement, the lesser of (a) $4,500,000 or (b) 10% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the value of Eligible Inventory at such date. Beginning October 1 of each year and continuing through March 31 of the following year, the Seasonal Inventory Overadvance Amount shall be $0.00.

        SECURITY - shall have the same meaning as in SECTION 2(1) of the Securities Act of 1933, as amended.

        SECURITY DOCUMENTS - the Trademark Security Agreement, the Guaranty Agreement, the Stock Pledge Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, all as amended, renewed, modified, extended or restated from time to time.

        SELLER - Plymouth Mills Inc., a New York corporation.

        SELLER SHAREHOLDERS - Alan Elenson and Joann Elenson.

        SELLER SHAREHOLDERS NON-COMPETE PAYMENTS - The payments to be made by Borrower to the Seller Shareholders pursuant to the provisions of that certain Non-Competition Agreement executed by Borrower and the Seller Shareholders in connection with the Acquisition, as such provisions are in effect as of the Closing Date.

        SOLVENT - as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        STOCK PLEDGE AGREEMENT - the Stock Pledge Agreement which is to be executed by Holdings on the Closing Date, in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Lenders, pursuant to which Holdings shall pledge all of its right, title and interest in and to the stock of Borrower.

        SUBSIDIARY - as to any Person, any corporation of which such Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

        TAX EXPENSE - means for any period, the tax expense paid or accrued by a Person during such period.

        TAX SHARING AGREEMENT - the Tax Sharing Agreement entered into by Holdings, Borrower and Embroidery, provided that Lenders and Agent have been supplied a copy of such Tax Sharing Agreement.

        TERM LOAN - the Loan described in SECTION 2.2(D) of this Agreement, which Loan is, in part, in renewal, extension, consolidation, restatement, and modification, but not in extinguishment or novation, of Existing Term Loan A, Existing Term Loan B, and Existing Term Loan C.

        TERM LOAN PERCENTAGE - each Lender's percentage of the Term Loan, which is such Lender's Total Commitment Percentage of the Term Loan.

        TERM NOTES - those certain Secured Promissory Notes, to be executed by Borrower, on or about the Closing Date, in favor of each Lender, to evidence Borrower's Indebtedness to such Lender for its Term Loan Percentage, the Secured Promissory Note in favor of Fleet to be in the form of EXHIBIT A-3 attached hereto, and the Secured Promissory Note in favor of Boston to be in the form of EXHIBIT A-4 attached hereto, as the same may be amended, renewed, extended, modified or restated from time to time, the provisions of which Secured Promissory Notes are in renewal, extension, modification, and restatement of and in substitution for, the provisions of Existing Term Note A, Existing Term Note B, and Existing Term Note C.

        TOTAL COMMITMENT - $65,000,000.

        TOTAL COMMITMENT PERCENTAGE - with respect to each Lender, the percentage set forth opposite the signature of such Lender on the signature pages hereof.

        TRADEMARK SECURITY AGREEMENT - that certain Amended and Restated Trademark Security Agreement, dated as of the Closing Date, executed by Borrower in favor of Agent, for the benefit of Lenders, and as the same may be further amended, modified, renewed and restated from time to time.

        UNFINANCED CAPITAL EXPENDITURES - Capital Expenditures by Borrower to the extent NOT financed pursuant to Funded Indebtedness of Borrower (other than the Loans).

        VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in SECTION 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

        1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

        1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2.     CREDIT FACILITY

        Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, each Lender agrees to make a total credit facility of up to such Lender's Total Commitment Percentage of the Total Commitment available upon Borrower's request therefor, as follows:

        2.1.   REVOLVING CREDIT LOANS.

               (A) Subject to all of the terms and conditions of this Agreement, Lenders agree, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of SECTION 2.3 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time, as evidenced by the Revolving Credit Notes; PROVIDED, HOWEVER, that (i) no Lender shall be obligated to make Advances in excess of such Lender's Total Commitment Percentage of the Revolving Credit Commitment (the "REVOLVING CREDIT PERCENTAGE") and (ii) each Borrowing shall be made ratably by all Lenders in accordance with their respective Revolving Credit Percentages. It is expressly understood and agreed that Agent may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Borrower be authorized to request a Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this SECTION 2.1(A), Borrower and Lenders agree that for so long as no Default or Event of Default exists, Agent shall have the right to establish and/or eliminate reserves in such amounts, and with respect to such matters, as Agent shall in good faith deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this SECTION 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) tax liabilities and (vi) such other matters, events, conditions or contingencies as to which Agent, in its credit judgment, determines reserves should be established from time to time hereunder. In addition to the foregoing, at any time, Lenders shall have the right to establish and/or eliminate reserves against the amount of Revolving Credit Loans for accrued and unpaid royalty payments based on the amount of such accrued and unpaid payments which is shown on Borrower's financial statements at such time. Upon the occurrence of a Default or Event of Default, no reserves shall be eliminated by Agent without the consent of the Lenders.

               (B) The Revolving Credit Loans shall be used solely for the purchase price and other costs and expenses related to consummation of the Acquisition and for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

        2.2.   TERM LOAN.

               (A) EXISTING TERM LOANS A AND B. Lenders and Borrower hereby acknowledge that (i) on May 6, 1992, Fleet, as the sole Lender, made a $300,000 term loan to Borrower, (ii) as of the date of the First Amendment Agreement, the unpaid principal balance of such term loan was $210,000.00 and (iii) on the date of the First Amendment Agreement, Fleet, as the sole Lender, made an additional term loan to Borrower in the amount of $324,000, such term loan and such additional term loan being on the date of the First Amendment Agreement combined into a single term loan of $534,000, ("EXISTING TERM LOAN A"), repayable in accordance with the terms of the Existing Term Note A and secured by the Collateral. Borrower and Lenders hereby acknowledge that on November 10, 1994, Fleet, as the sole Lender, made an additional term loan to Borrower in the principal amount of $568,900 ("EXISTING TERM LOAN B"), repayable in accordance with the terms of Existing Term Note B and secured by the Collateral. Borrower hereby acknowledges that on the Closing Date, the aggregate combined unpaid principal balance of Existing Term Loan A and Existing Term Loan B is $649,300.00, and that such amount is unconditionally owed by Borrower to Fleet, as the sole Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

               (B) EXISTING TERM LOAN C. Borrower and Lenders hereby acknowledge that on or about November 10, 1994, Fleet, as the sole Lender, made a term loan to Borrower in the principal amount of $3,000,000 ("ORIGINAL TERM LOAN C"), and that as of the date of the First Amendment to Amended and Restated Loan and Security Agreement, the aggregate unpaid principal balance of such term loan was $2,416,666.69. On or about the date of the First Amendment to Amended and Restated Loan and Security Agreement, (i) Fleet, as the sole Lender, made an additional term loan to Borrower in the amount of $1,000,000.00, and (ii) such additional term loan and the Original Term Loan C were combined into a single term loan of $3,416,666.69 (the "EXISTING TERM LOAN C"), repayable in accordance with the terms of the Existing Term Note C and secured by the Collateral. Borrower acknowledges that on the Closing Date, the unpaid principal balance of Existing Term Loan C is $1,783,328.69, and that such amount is unconditionally owed by Borrower to Fleet, as the sole Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

               (C) TERM LOAN. Subject to the terms and conditions of this Agreement, (i) Lenders agree to make an additional term loan to Borrower in the principal amount of $9,567,370.31 and (ii) such additional term loan, Existing Term Loan A, Existing Term Loan B and Existing Term Loan C shall be combined and consolidated into a single term loan of $12,000,000 (the "TERM LOAN"), which shall be repayable in accordance with the terms of the Term Notes and shall be secured by the Collateral. The additional portion of the Term Loan shall be funded in connection with the consummation of the Acquisition, and the proceeds of such additional term loan shall be used by Borrower solely for the purchase price and other costs and expenses related to the consummation of the Acquisition and for such other purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. The Term Loan shall be made ratably by all Lenders in accordance with their respective Term Loan Percentage.

               (D)    MANDATORY PREPAYMENTS.

                      (i) If Borrower sells any of the Equipment, or if any of the Collateral is taken by condemnation, Borrower shall pay to Agent, for the account of Lenders, unless otherwise agreed by Lenders, as and when received by Borrower and as a mandatory prepayment, of the Term Loan, a sum equal to the net cash proceeds received by Borrower from such sale or condemnation; PROVIDED, HOWEVER, so long as no Default or Event of Default exists, Borrower shall not be obligated to pay over either (x) the first $100,000 in proceeds received during any fiscal year of Borrower or (y) any proceeds received which are reinvested in replacement Equipment pursuant to SECTION 7.4 hereof as a prepayment on the Term Loan (and such proceeds shall in that event be applied to the Revolving Credit Loans). Each such prepayment shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

                      (ii) In addition to the mandatory prepayments set forth above, Borrower shall pay to Agent, for the account of Lenders, as a mandatory prepayment of the Term Loan an amount equal to twenty-five percent (25%) of Borrower's Excess Cash Flow with respect to each fiscal year of Borrower, beginning with the fiscal year of Borrower ending on December 31, 1997. Such prepayments shall be made within ten (10) Business Days following the delivery by Borrower to Agent and Lenders of the annual financial statements required by
SECTION 9.1(J)(I) hereof and each such prepayment shall be applied to the installments of principal due under the Term Loan in the inverse order of their maturities until payment thereof in full.

                      (iii) In addition to the mandatory prepayments set forth above, immediately upon the consummation by Borrower of an Initial Public Offering, Borrower shall pay to Agent, for the account of Lenders, as and when received by Borrower, the amount equal to the lesser of (i) the outstanding principal amount of the Term Loan or (ii) the net proceeds from such Initial Public Offering, such payment to be a mandatory prepayment on the Term Loan. Each such prepayment shall be applied to the installments and principal due under the Term Loan in the inverse order of their maturities until payment thereof in full. In addition to the foregoing,

Borrower shall immediately prepay the Term Loan in full if a Change in Control occurs as the result of the consummation of an Initial Public Offering.

        2.3. MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to SECTION 2.1 hereof shall be as follows:

               (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement, the Revolving Credit Notes or the Term Notes as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; (iii) the becoming due of any amount required to be paid under the Term Notes or the Revolving Credit Notes as principal shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date for the amount required to pay such principal; (iv) any payment made by Agent pursuant to a Letter of Credit issued by Agent or pursuant to the Fleet Bank Risk Participation Agreement or any other LC Risk Participation Agreement which is not immediately reimbursed by Borrower (each such unreimbursed payment made by Agent being referred to individually as an "LC PAYMENT") shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date such LC Payment was made; and (v) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due.

               (B) Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this SECTION 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(I) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(II), (III) OR (IV) shall be disbursed by Agent by way of direct payment of the relevant Obligation.

               (C) SETTLEMENT. On or about 10:00 A.M. (Dallas, Texas time) on Friday of each week during the term of this Agreement (or, if any such Friday is not a Business Day, the next preceding Business Day), Agent shall notify each Lender by telephone (confirmed immediately by facsimile or cable), facsimile or cable of (i) the terms of Borrower's Borrowings at the time of such notice and the amount of such Lender's Revolving Credit Percentage of such Borrowings and
(ii) the aggregate principal amount of all Letters of Credit, issued in connection with this Agreement and outstanding at the end of such week, the aggregate amount of any LC Payments made by Agent, such Lender's participation therein and the total amount of commissions paid to the Lenders with respect thereto. Contemporaneously with the giving of such notice, Agent shall deliver to each Lender copies of any Letters of Credit which were issued during such week and any LC Risk Participation Agreements which were executed during such week. Each Lender shall, before 2:00 P.M. (Dallas, Texas time) on the day of such notice, deposit with Agent the amount of such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments in immediately available funds. In the event of any failure by a Lender to make an Advance required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Revolving Credit Percentages) such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments. Upon the failure of a Lender to make an Advance required to be made by it hereunder, Agent shall use good faith efforts to obtain one or more banks, acceptable to the Lenders, to replace such Lender, but neither Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

        Lenders hereby agree with Borrower and Agent, and hereby direct Agent, that Agent may assume that each notified Lender will make such Lender's Revolving Credit Percentage of the Borrowings and/or LC Payments available to Agent in accordance with the terms of this SECTION 2.3(C) and Agent shall, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on the requested date of each Borrowing or make the LC Payment, subject to the terms and conditions of this Agreement. If and to the extent any Lender shall not make its Revolving Credit Percentage of any Borrowing or LC Payment available to Agent, Borrower agrees to repay to Agent forthwith on demand such corresponding amount. Each Lender shall be solely responsible for its Revolving Credit Percentage of any Borrowing or LC Payment hereunder and in no event shall Agent or any Lender (including Agent in its capacity as a Lender) bear any financial risk for the failure of any other Lender to make an Advance required hereunder.

        2.4.   ADDITIONAL PROVISIONS REGARDING EURODOLLAR LOANS.

               (A) MANNER OF BORROWING A EURODOLLAR LOAN. Borrower shall give Agent notice of its intention to either (i) borrow a Eurodollar Loan or (ii) designate a portion of the Base Rate Loans to bear interest based upon the Eurodollar Base Rate, in the form of EXHIBIT R attached hereto (a "EURODOLLAR BORROWING NOTICE"), in which notice Borrower shall specify (x) the aggregate amount of such Eurodollar Loan, (y) the requested date of such Eurodollar Loan, and (z) the Eurodollar Interest Period applicable thereto. Borrower shall give Agent the Eurodollar Borrowing Notice by 11:00 A.M. (Dallas, Texas time) on the date which is at least three (3) Business Days prior to the requested date of the Eurodollar Loan. With respect to such Eurodollar Loans, (I) each Eurodollar Loan shall be in an integral multiple of $1,000,000, (II) no more than four (4) Eurodollar Interest Periods may be in existence at any one time, and (III) Borrower may not request a Eurodollar Loan if there exists a Default or Event of Default. Borrower shall select Eurodollar Interest Periods with respect to Eurodollar Loans so that no Eurodollar Interest Period expires after the end of the Original Term, or if extended pursuant to SECTION 3.2, any Renewal Term. An outstanding Revolving Credit Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this SECTION 2.4. Agent shall advise the Lenders of any notice given pursuant to this SECTION 2.4(A) and of each Lender's portion of the requested borrowing by 2:00 P.M. (Dallas, Texas time) on the date the notice was given to Agent by Borrower.

               (B) INTEREST ON EURODOLLAR LOANS. Each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto (but not including the last day of such Eurodollar Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in SECTION 3.1(A). If at the end of a Eurodollar Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Agent a new Eurodollar Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan, and shall be subject to all other terms and conditions of this Agreement, applicable to Base Rate Loans on and after the last day of such Eurodollar Interest Period until paid or until the effective date of a new Eurodollar Borrowing Notice with respect thereto.

               (C) AVAILABILITY OF EURODOLLAR LOANS. If Agent or any Lender determines that maintenance of any Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Agent shall, upon receipt of notice of such violation, suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be repaid; or if Agent or any Lender determines that (x) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available or (y) the Eurodollar Base Rate does not accurately reflect the cost of making a Eurodollar Loan, then Agent shall suspend the availability of Eurodollar Loans after the date it receives notice of any such determination.

               (D) FUNDING INDEMNIFICATION. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or has otherwise breached the terms of this Agreement, Borrower will indemnify Agent and Lenders for any loss or cost incurred by them resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan.

               (E) LENDER STATEMENTS: SURVIVAL OF INDEMNITY. Within sixty (60) days of the date upon which Agent suspends the availability of Eurodollar Loans under SECTION 2.4(C) hereof or learns of any loss or cost for which Borrower has indemnified Agent and/or a Lender under SECTION 2.4(D) hereof, Agent and/or such Lender shall deliver a written statement as to the amount due under SECTION 2.4(C) or SECTION 2.4(D). Such written statement shall set forth in reasonable detail the calculations upon which Agent and/or such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though Agent and/or such Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Eurodollar Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

        2.5. YIELD PROTECTION. If either (i) the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) after the date hereof of any such authority, central bank or comparable agency shall subject any Lender to any additional tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any Eurodollar Loan or a Lender's obligation to compute interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or shall change after the date hereof the basis of taxation of payments to a Lender of the principal of or interest on any Eurodollar Loan or any other amounts due under this Agreement in respect of any Eurodollar Loan or a Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time after the date hereof impose, modify or deem applicable any reserve (other than the Eurodollar Reserve Requirement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender, or shall impose on a Lender (or its eurodollar lending office) or any relevant interbank eurodollar market any other condition affecting any Eurodollar Loan or a Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate; and the result of any of the foregoing is to increase the cost to a Lender of maintaining any Eurodollar Loans, or to reduce the amount of any sum received or receivable by a Lender under this Agreement by an amount deemed by such Lender to be material, then upon demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Such Lender will promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION 2.5. A certificate of such Lender claiming compensation under this SECTION 2.5 and setting forth the additional amount or amounts to be paid to such Lender hereunder shall be conclusive in the absence of manifest error.

        2.6. LETTERS OF CREDIT, LC RISK PARTICIPATION AGREEMENTS. If requested to do so by Borrower and subject to the terms of this Agreement and any documents executed in connection with any Letter of Credit, the Fleet Bank Risk Participation Agreement, or any other LC Risk Participation Agreement, Agent shall issue its, or cause Bank to issue Letters of Credit for the account of Borrower or, in connection with a standby Letter of Credit (but in no event in connection with a documentary Letter of Credit) issued by another Person for the account of Borrower, execute an LC Risk Participation Agreement, PROVIDED THAT no Event of Default then exists. The aggregate face amount of all standby Letters of Credit issued by Agent and Bank and the aggregate face amount of all standby Letters of Credit which are covered by an LC Risk Participation Agreement (other than the Fleet Bank Risk Participation Agreement) at any time shall not exceed $1,000,000. The aggregate face amount of all documentary Letters of Credit issued by Agent and Bank outstanding at any time shall not exceed $15,000,000. No Letter of Credit issued by Agent or Bank or covered by an LC Risk Participation Agreement may have an expiry date that is after the last day of the Original Term, or, if this Agreement remains in effect after the Original Term, after the last day of any Renewal Term then in effect; PROVIDED, HOWEVER, that so long as no Default or Event of Default exists, a Letter of Credit may have an expiry date up to one hundred eighty (180) days after the last day of the Original Term or after the last day of the Renewal Term then in effect IF Borrower provides to Agent, for the benefit of Lenders, on or before the last day of the Original Term or the Renewal Term then in effect, cash collateral equal to the face amount of such Letter of Credit. Further, no documentary Letter of Credit issued by Agent or Bank shall have a term exceeding 180 days, and no standby Letter of Credit issued by Agent or Bank or standby Letter of Credit covered by an LC Risk Participation Agreement (other than the Fleet Bank Risk Participation Agreement) shall have a term exceeding one year. A documentary Letter of Credit may only be issued by Agent or Bank if such documentary Letter of Credit is issued in connection with the purchase of inventory by Borrower. By the issuance of a Letter of Credit hereunder by Agent and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent an undivided participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit and in each LC Payment equal to such Lender's pro rata (based on its Revolving Credit Percentage) share of such LC Payment under such Letter of Credit, effective upon the issuance of such Letter of Credit and, in addition, without further action on the part of the Agent or the Lenders, each Lender agrees to purchase, and Agent agrees to sell, an undivided participation equal to such Lender's pro rata (based on its Revolving Credit Percentage) share, in any LC Payment made pursuant to the Fleet Bank Risk Participation Agreement or any other LC Risk Participation Agreement. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of such Lender's pro rata share of the amount of any LC Payment. Each Lender acknowledges and agrees that its obligation to acquire participations in either (x) each Letter of Credit issued by Agent or (y) each LC Payment made by Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

        2.7. ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans shall constitute one general obligation of Borrower, and shall be secured by Agent's security interest, for the benefit of Lenders, in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Agent, for the benefit of Lenders.

        2.8. LOAN ACCOUNT. Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on the Loans and all proceeds of Collateral which are finally paid to Lenders, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

        2.9. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Loan made by it or in respect of a participation held by it in a Letter of Credit or an LC Payment as a result of which the unpaid principal portion of the Loans made by it plus the participations held by it in Letters of Credit and LC Payments shall be proportionately less than the unpaid principal portion of the Loans made by any other Lender plus outstanding participations held by such other Lender in Letters of Credit and LC Payments, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans made by such other Lender and outstanding participations held by such Lender in Letters of Credit and LC Payments, so that (a) the aggregate unpaid principal amount of the Loans and participations in Loans made by it plus the outstanding participations held by it in Letters of Credit and LC Payments shall be in the same proportion to
(b) the sum of the aggregate unpaid principal amount of the Loans plus the aggregate participations held by all Lenders in Letters of Credit and LC Payments then outstanding as (i) the sum of the principal amount of the Loans and participations in the Loans held by it plus participations held by it in the Letters of Credit and LC Payments prior to such exercise of banker's lien, setoff or counterclaim was to (ii) the sum of the aggregate unpaid principal amount of the Loans outstanding plus the aggregate participations held by all Lenders in the Letters of Credit and LC Payments prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this SECTION 2.9 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or another Lender's participating interest in any Letters of Credit and LC Payments deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Borrower to such Lender as fully as if such Lender held a Loan or direct participation in a Letter of Credit or LC Payment in the amount of such participation.

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

        3.1.   INTEREST, FEES AND CHARGES.

               (A) INTEREST. Outstanding principal on the Loans shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at the following rates per annum (individually called, as applicable, an "APPLICABLE ANNUAL Rate"): (i) Eurodollar Term Loans shall bear interest at a rate per annum equal to three and one-half percent (3.50%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto, (ii) Eurodollar Revolving Credit Loans shall bear interest at a rate per annum equal to two and three-quarters percent (2.75%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto, (iii) Base Rate Term Loans shall bear interest at a fluctuating rate per annum equal to one and one-half percent (1.50%) above the Base Rate, and (iv) Base Rate Revolving Credit Loans shall bear interest at a fluctuating rate per annum equal to one-half percent (0.50%) above the Base Rate. Unless the Borrower provides a Eurodollar Borrowing Notice to the Agent in accordance with SECTION 2.4 irrevocably electing that all or a portion of the Loans are to be designated as Eurodollar Loans, all Loans shall be considered Base Rate Loans. The Applicable

Annual Rate for all Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. For the purpose of computing interest, all items of payment received by Agent, for the benefit of Lenders, shall be applied by Agent (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the second Business Day after receipt. The determination of when a payment is received by Agent will be made in accordance with SECTION 3.5.

               (B) DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at 2.00% above the Applicable Annual Rate or other applicable rate of interest (a "DEFAULT RATE").

               (C) MAXIMUM RATE OF INTEREST. Notwithstanding the foregoing, (i) if at any time the amount of interest computed as provided in the Loan Documents would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Annual Rate, Default Rate or other rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely as provided in the Loan Documents; and
(ii) unless preempted by federal law, the Applicable Annual Rate, Default Rate or other rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art 5069-1.04(c) (Vernon 1987). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lenders by reason thereof shall be payable upon demand.

               (D) EXCESS INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower, Agent and/or any Lender, or default of Borrower, or the exercise by Agent or Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Agent or any Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and BONA FIDE error, and that any Excess received by Agent and/or any Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent and/or Lender, all interest at any time contracted for, charged or received by Agent and/or Lender in connection with the Loan Documents shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement and the Loans.

               (E) INCORPORATION BY THIS REFERENCE. The provisions of SECTIONS 3.1(C) AND 3.1(D) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Agent and/or any Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of SECTION 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrower (or other obligor) asserted by Agent and/or any Lender thereunder, be automatically re-computed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by SECTION 3.1(D).

               (F) UNUSED FACILITY FEE. From the date hereof, Borrower agrees to pay to Agent, for the account of Lenders, in accordance with their respective Revolving Credit Percentages, a monthly unused facility fee, equal to one-quarter of one percent (0.25%) per annum (calculated on the basis of a year of 360 days) of the difference between the Revolving Credit Commitment and the sum of (i) the Average Monthly Loan Balance for the Revolving Credit Loans for such month, PLUS (ii) the average face amount of outstanding Letters of Credit issued by Agent, PLUS (iii) the average face amount of outstanding Letters of Credit which are covered by an LC Risk Participation Agreement for such month (the sum of CLAUSES (I), (II) and (III) above being referred to as the "AVERAGE MONTHLY REVOLVING CREDIT LOANS USAGE"), payable in arrears with the first payment being due on September 1, 1996 and continuing regularly thereafter during the term of this Agreement, and upon the termination hereof. In no event, however, shall any charge be payable for any month for which the Average Monthly Revolving Credit Loans Usage was less than the Revolving Credit Commitment by reason of any Lender's declining to extend Revolving Credit Loans to Borrower in amounts equal to the Borrowing Base, to the extent of such refusal, for any month for which the Average Monthly Revolving Credit Loans Usage was less than the Revolving Credit Commitment by reason of Agent's determination to reduce applicable advance rates under the Borrowing Base, to the extent of such reduction, or for any month during which or after Agent or Lenders accelerate the maturity or demands payment of the Obligations by reason of the occurrence of any Event of Default.

               (G) CAPITAL ADEQUACY CHARGE. In the event that Agent or any Lender shall have determined that the adoption after the date hereof of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Agent or any Lenders' capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender, in its sole discretion, to be material, then from time to time, after submission by Agent or such Lender to Borrower of a written demand therefor, the Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. A certificate of Agent or any Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Agent or such Lender, and the method by which such amounts were determined. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution method.

               (H) LETTER OF CREDIT; LC FEES. As additional consideration for Agent's issuing its or causing Bank to issue its Letters of Credit for Borrower's account or for entering into LC Risk Participation Agreements at Borrower's request pursuant to SECTION 2.6 hereof, Borrower agrees to pay Agent, for the account of Lenders in accordance with their respective Revolving Credit Percentages, fees equal to (i) two percent (2.00%) per annum of the face amount of each standby Letter of Credit issued by Agent or Bank for the account of Borrower, and each standby Letter of Credit issued by a Person and covered by an LC Risk Participation Agreement which fee shall be deemed fully earned upon issuance of each such standby Letter of Credit, and shall be due and payable upon the issuance of each such standby Letter of Credit, and (ii) the greater of
(a) $150.00 or (b) one and one-half percent (1.50%) per annum of the face amount of each documentary Letter of Credit issued by Agent or Bank for Borrower's account, which fee shall be deemed fully earned and shall be due and payable upon issuance of each such documentary Letter of Credit. Such fees shall be in addition to any fees charged by Bank or any other Person issuing a Letter of Credit. In addition, Borrower shall pay to Agent any out-of-pocket costs incurred by Agent in connection with the issuance of any Letter of Credit or the execution of any LC Risk Participation Agreement or the payment of any LC Payment. No fee payable by Borrower under this SECTION 3.1(H) shall be subject to rebate or proration upon the termination of this Agreement for any reason.

               (I) AGENCY FEE. Borrower agrees to pay to Agent an annual agency fee in the amount of $50,000, first payable on the Closing Date and subsequently payable on each anniversary thereafter during the term of this Agreement. Each such fee shall be deemed fully earned and nonrefundable as of its due date, and no fee payable under this SECTION 3.1(I) shall be subject to rebate or proration upon the termination of this Agreement for any reason. Upon demand therefor by Agent, Borrower shall promptly reimburse Agent for all out-of-pocket costs incurred by Agent in connection with any and all collateral monitoring functions deemed necessary or appropriate by Agent, in its sole discretion.

               (J) CLOSING FEE. Borrower agrees to pay to Agent on the Closing Date, for the account of Lenders, an amount equal to $681,250.00, which fee shall be deemed fully earned and non-refundable as of the Closing Date. Agent shall then pay to Boston $218,750.00 of such fee.

        3.2. TERM OF AGREEMENT. Subject to Lenders' right to cease making Loans to Borrower at any time upon or after the occurrence of a Default or Event of Default, this Agreement shall be in effect for the period of time from the date hereof, through and including the date which is three (3) years after the Closing Date (the "ORIGINAL TERM") and, unless any party hereto elects to terminate this Agreement by giving notice of such election not less than ninety
(90) days before the end of the Original Term, this Agreement shall automatically be extended for an additional one-year period (the "RENEWAL TERM"), through and including the date which is four years after the Closing Date, whereupon the maturity of each of the Notes shall be extended for an additional one-year period upon the same terms (including, as to the Term Notes, the same principal amortization) as are in existence on the date of such renewal.

        3.3.   EARLY TERMINATION BY BORROWER.

               (A) Upon at least forty-five (45) days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit have expired or been confirmed by another Person satisfactory to Lenders, in their credit judgment.

               (B) At the effective date of any such termination by Borrower, Borrower shall pay to Agent, for the benefit of Lenders, in accordance with their respective Total Commitment Percentage (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to three percent (3.00%) of the Average Daily Loan Balance for the one year period preceding the date of termination if the termination occurs during the period from the Closing Date to and including the day immediately prior to the first anniversary of the Closing Date; two percent (2.00%) of the Average Daily Loan Balance for the one year period preceding the date of termination if termination occurs during the period from the first anniversary of the Closing Date to and including the day immediately prior to the second anniversary of the Closing Date; and one percent (1.00%) of the Average Daily Loan Balance for the one year period preceding the date of termination if termination occurs on or after the second anniversary of the Closing Date, unless such termination occurs at the end of the Original Term or at the end of a Renewal Term. The foregoing provisions of SECTION 3.3(A) and this SECTION 3.3(B) shall not apply to any voluntary prepayment of the Term Loan in accordance with the provisions of the Term Notes or to any mandatory prepayment of the Term Loan under SECTION 2.2(D) hereof.

               (C) All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Agent and/or any Lender or the obligations, duties or liabilities of Borrower or Agent and/or any Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Agent, for the benefit of Lenders, shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations have been paid in full, in immediately available funds.

               (D) It is understood that Borrower may not terminate the Revolving Credit Loans facility without also terminating the Term Loan.

        3.4. PAYMENTS. Principal and interest on the Term Loan shall be payable as provided in the Term Notes, PROVIDED, HOWEVER, that Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account, hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all principal and all interest due and payable from time to time on the Term Loan. Except where evidenced by notes or other instruments issued or made by Borrower to Agent or any Lender specifically containing payment provisions which are in conflict with this
SECTION 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

               (A) Principal payable on account of Revolving Credit Loans made by Lenders to Borrower pursuant to SECTION 2.1 of this Agreement shall be payable by Borrower to Agent, for the account of Lenders, immediately upon the earliest of (i) the receipt by Agent or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds (less any amount applied against the portion of the Term Loan then due), (ii) the occurrence of an Event of Default in consequence of which Agent or Lenders elect to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to
SECTION 3.3 hereof; PROVIDED, HOWEVER, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess.

               (B) Interest accrued on the Revolving Credit Loans shall be due and payable to Agent, for the account of Lenders, on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Agent or Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to SECTION 3.3 hereof; PROVIDED, HOWEVER, that Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month.

               (C) Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand by Agent, to Agent, for its benefit and the benefit of Lenders, or to any other Person designated by Lenders in writing. Agent will promptly provide Borrower with written notice detailing any such costs, fees and expenses payable by Borrower.

               (D) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent and/or to Lenders as and when provided in the Loan Documents, or, if no provision is made in the Loan Documents for payment of any such Obligations, such Obligations shall be payable on demand.

        Borrower hereby irrevocably authorizes Agent, in Agent's good faith discretion, to advance to Borrower and to charge to the Loan Account as a Revolving Credit Loan, sums sufficient to pay all amounts due and payable at that time under the Term Notes under SECTIONS 3.4(B), (C) and (D), whether or not any such advance would cause the outstanding Revolving Credit Loans to exceed the Borrowing Base.

        3.5. APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, provided such payments and collections are first applied to the portion of the Obligations then due. Notwithstanding the foregoing, any mandatory payments received by Agent, for the account of Lenders, pursuant to SECTION 2.2(D) hereof shall be applied against the Obligations as provided in SECTION 2.2(D). Except as provided in the preceding sentence, Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records, so long as such payments and collections are first applied to the portion of the Obligations then due. If as the result of collections of Accounts as authorized by SECTION 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Term Loan unless so requested by Borrower, but Agent may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default. Payments and collections received by Agent, for the benefit of Lenders, from the Dominion Account or otherwise in Chicago, Illinois (a) before 2:00 p.m. (Dallas, Texas time) on a Business Day shall be deemed received on such Business Day, and (b) after 2:00 p.m. (Dallas, Texas time) on a Business Day shall be deemed received on the next succeeding Business Day, in each case for purposes of determining the amount of Revolving Credit Loans available for borrowing hereunder and for purposes of computing interest on the Loans (subject in each case to final payment of all items and collections received in form other than immediately available funds).

        3.6. STATEMENTS OF ACCOUNT. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent absent manifest error shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within sixty (60) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.     COLLATERAL:  GENERAL TERMS

        4.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby grants to Agent, for the benefit of Lenders, a continuing security interest in and Lien upon all of the Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including, without limitation, the following:

               (A) Accounts;

               (B) Inventory;

               (C) Equipment;

               (D) General Intangibles;

               (E) all investment property (as defined in Section 9.115 of the Code);

               (F) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Agent or any Lender or a bailee of Agent or any Lender;

               (G) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E), and (F) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

               (H) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E),
(F) or (G) above.

        The security interests in the Collateral are given in renewal, extension and modification of the security interests previously granted to Fleet, as the sole Lender, by Borrower (including, without limitation, the security interests granted pursuant to the Restated Loan Agreement); such existing security interests are not extinguished hereby; and the making, perfection and priority of such existing security interests shall continue in full force and effect.

        4.2. REPRESENTATIONS, WARRANTIES AND COVENANTS -- COLLATERAL. To induce Agent and Lenders to enter into this Agreement, Borrower represents, warrants, and covenants to Agent and Lenders:

               (A) The Collateral is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

               (B) Except for Liens permitted by SECTION 9.2(H) hereof and as otherwise specifically consented to in writing by Lenders, the Liens granted to Agent, for the benefit of Lenders, shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Agent, for the benefit of Lenders, other than the filing of continuation statements under the Code or other applicable law, continued possession by Agent, for the benefit of Lenders, of that portion of the Collateral constituting instruments or documents and the processing of Lien notations on motor vehicle title certificates.

               (C) All the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Agent, are owned by Borrower and the same are free and clear of any prior Lien. Borrower further warrants and guarantees the value, quantities, sound condition, grades and qualities of the goods and services which gave rise to such chattel paper, documents or instruments. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Agent and Lenders against and save them harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

        4.3. LIEN PERFECTION. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Agent's security interest, for the benefit of Lenders, in the Collateral, including, without limitation, the execution at Agent's request of all documents deemed necessary by Agent to cause Agent's Lien, for the benefit of Lenders, to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        4.4. LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in EXHIBIT B or other locations permitted pursuant to SECTION 9.2(M) hereof and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default, for
(A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on EXHIBIT B if (i) Borrower gives Agent written notice of the new storage location prior to storing Inventory at such location, (ii) Agent's security interest, for the benefit of Lenders, in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrower's nor Agent's nor any Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Agent and/or Lenders not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent; (C) temporary transfers (for periods not to exceed three months in any event) of Equipment from a location set forth on EXHIBIT B to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business; (D) temporary transfers of Inventory from a location set forth on EXHIBIT B to another location if done for the limited purpose of additional processing to such Inventory in the ordinary course of Borrower's business; and (E) removals in connection with dispositions of Equipment that are authorized by SECTION 7.4 hereof.

        4.5. INSURANCE OF COLLATERAL. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with a Permitted Insurer to insure Agent's and Lenders' interest in the Collateral. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory endorsements naming Agent, for the benefit of Lenders, as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Agent and Lenders shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with Permitted Insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise reasonably required by Agent.

        4.6. PROTECTION OF COLLATERAL. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Agent promptly for any amounts not charged to the Loan Account with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Agent for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Agent may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate, shall be considered Obligations hereunder secured by all Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

        5.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, Borrower represents and warrants to Agent and Lenders that Agent and Lenders may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Agent, that with respect to each Account which is represented by Borrower to be an Eligible Account:

               (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (B) it arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (C) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (D) such Account, and Agent's security interest, for the benefit of Lenders, therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

               (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

               (F) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

               (G) to the best of Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

               (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

        5.2. ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. If so requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or, if requested by Agent, daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on a daily basis a sales and collections report for the preceding day, in form satisfactory to Agent. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Agent, in form satisfactory to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("SCHEDULE OF ACCOUNTS"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request.

        5.3.   ADMINISTRATION OF ACCOUNTS.

               (A) Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Agent and in no event later than the time of its submission to Agent of the next Schedule of Accounts as provided in SECTION 5.2. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

               (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Borrower shall notify Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Agent, for the benefit of Lenders, shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

               (C) Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

        5.4.   COLLECTION OF ACCOUNTS.

               (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent and Lenders. All remittances received by Borrower on account of Accounts shall be held as Lenders' property by Borrower as trustee of an express trust for Lenders' benefit and Borrower shall immediately deposit or cause to be deposited same in the Dominion Account. Agent shall have the right at any time after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and Lenders and to collect Accounts directly in its own and Lenders' name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower. Neither Agent nor any Lender has any duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

               (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such banks, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lenders and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

SECTION 6.  PROVISIONS RELATING TO INVENTORY

        6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to Inventory, Borrower represents and warrants to Agent and Lenders that Agent and Lenders may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

               (A) all Inventory is presently and will continue to be located at Borrower's places of business listed on EXHIBIT B and will not be removed therefrom except as authorized by SECTION 4.4 of this Agreement or in connection with changes in business locations permitted under SECTION 9.2(M) of this Agreement;

               (B) no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Agent's prior written consent and, if Agent gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, warehouse receipts therefor in Agent's name, for the benefit of Lenders;

               (C) no Inventory is or will be consigned to any Person without Agent's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Agent with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Agent, for the benefit of Lenders, as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Agent copies of the results of all such searches, and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type;

               (D) to the best of Borrower's knowledge, no Inventory is or will be produced by Borrower in violation of the Fair Labor Standards Act or in violation of any international law prohibiting child labor; and

               (E) to the best of Borrower's knowledge, all Inventory is presently and will continue to be produced in conformity with the terms of all applicable licenses of Borrower.

        6.2. INVENTORY REPORTS. Subject to SECTION 9.1(K) of this Agreement, Borrower agrees to furnish Agent with Inventory reports at such times as Agent may request, but at least once each week. Such reports shall be in form and detail satisfactory to Agent. Borrower shall conduct a physical count of Inventory no less frequently than semi-annually and shall provide to Agent a report based on each such physical count of Inventory promptly thereafter, together with such supporting information as Agent shall in its discretion request.

        6.3. RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $250,000, Borrower shall notify Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for each Lender, shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Agent and each Lender.

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

        7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to the Equipment, Borrower represents, warrants and covenants to and with Agent and Lenders that:

               (A) in all material respects, the Equipment is in good operating condition and repair, reasonable wear and tear excepted, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

               (B) Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Agent, for the benefit of Lenders, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Agent, for the benefit of Lenders, or subject to Permitted Liens.

        7.2. EVIDENCE OF OWNERSHIP OF EQUIPMENT. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

        7.3. RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with SECTION 7.4 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent.

        7.4. DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lenders; PROVIDED, HOWEVER, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (A) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, have a fair market value or book value, whichever is less, of $100,000 or less, or (B) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired within ninety (90) days of any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens, Borrower shall give Agent and each Lender at least five days prior written notice of such disposition, and Borrower shall turn over to Agent, for the account of Lenders, all net cash proceeds realized from any such disposition, such proceeds to be applied first to installments of principal due under the Term Loan, if required by SECTION 2.2(D), and then to the Revolving Credit Loans.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

        8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make advances hereunder, Borrower warrants, represents and covenants to Agent and Lenders as follows:

               (A) ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT C attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

               (B) CORPORATE NAMES. During the preceding seven years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on EXHIBIT D attached hereto and made a part hereof. Except as set forth on EXHIBIT D, Borrower has not, during the preceding seven years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

               (C) CORPORATE POWER AND AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower and do not and will not (i) require any consent or approval of the shareholders of Borrower that has not been obtained; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

               (D) SUBSIDIARIES. Borrower has no Subsidiaries except Stadium Apparel, Inc., a [Texas] corporation, which is a dormant Subsidiary with no assets or operations.

               (E) LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower and each other Person party thereto, enforceable against them in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

               (F) USE OF PROCEEDS. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

               (G) MARGIN STOCK. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

               (H) GOVERNMENTAL CONSENTS. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

               (I) PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights owned or possessed as of the date of this Agreement are listed on EXHIBIT E attached hereto and made a part hereof.

               (J) CAPITAL STRUCTURE. EXHIBIT F attached hereto and made a part hereof states (i) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. Except as set forth on EXHIBIT F attached hereto, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. There are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

               (K) SOLVENT FINANCIAL CONDITION. Borrower is now and, after giving effect to initial Loans to be made hereunder, will be, Solvent.

               (L) RESTRICTIONS. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT G attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

               (M) LITIGATION. Except as set forth on EXHIBIT H attached hereto or otherwise disclosed in writing and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal which involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or financial condition of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

               (N) TITLE TO PROPERTIES. Borrower and its Subsidiaries each has good, indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

               (O) FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein as of December 30, 1995, and the related statements of operations, stockholder's equity and cash flows for the period ended on such date, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly, in all material respects, the financial positions of Borrower and its Subsidiaries at such dates and the results of Borrower's operations for such periods. Since December 30, 1995, there has been no material adverse change in the condition, financial or otherwise, of Borrower or Borrower's Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or Borrower's Subsidiaries or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on the last Saturday in December of each year.

               (P) FULL DISCLOSURE. The financial statements referred to in
SECTION 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Agent and/or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Agent or any Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

               (Q) PENSION PLANS. Except as disclosed on EXHIBIT I attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower (including, but not limited to, any Reportable Event or Prohibited Transaction) exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-Employer Plan.

               (R) TAXES. Borrower's federal tax identification number is 74-1897317. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year. EXHIBIT P contains an accurate list of all taxing authorities to which Borrower and its Subsidiaries and their respective Properties are subject. No Properties of Borrower or its Subsidiaries are or could become subject to any Lien in favor of any such taxing authorities for nonpayment of taxes, except for inchoate liens for taxes not yet due and payable and as specified on EXHIBIT P.

               (S) LABOR RELATIONS. Except as described on EXHIBIT J attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

               (T) COMPLIANCE WITH LAWS. Borrower has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

               (U) SURETY OBLIGATIONS. Except for its indemnity obligations under the Asset Purchase Agreement, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               (V) NO DEFAULTS. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. None of Borrower nor any of Borrower's Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

               (W) BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, for which Borrower is responsible.

               (X) MANAGEMENT FEES. Borrower is not now required and will not in the future be required to pay any management fees to Equus or to any other Person.

               (Y) BUSINESS LOCATIONS; AGENT FOR PROCESS. During the preceding seven year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on EXHIBIT B.

               (Z) TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               (AA) LEASES. EXHIBIT K attached hereto is a complete listing of all capitalized leases of Borrower and EXHIBIT L attached hereto is a complete listing of all operating leases of Borrower (excluding any operating leases for copiers and other office equipment).

               (BB) INVESTMENT COMPANY ACT. Borrower is not an "investment company" and is not "controlled" by any "investment company", (within the meaning of the Investment Company Act of 1940, as amended) except Equus, which is a "business development company."

        8.2. REAFFIRMATION. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Agent and Lenders that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit (other than EXHIBIT H) attached hereto either inaccurate or incomplete, so long as Lenders have consented to such changes or such changes are not restricted or prohibited by this Agreement.

        8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Agent and Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

        9.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or to any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

               (A) TAXES AND LIENS. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable (and, if requested by any Lender, provide Agent and each Lender with proof that Borrower or such Subsidiary has done so), except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

               (B) TAX RETURNS. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

               (C) PAYMENT OF BANK CHARGES. Pay to Agent and/or Lenders, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower proceeds of loans made by any Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by any Lender, of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

               (D) BUSINESS AND EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary.

               (E) MAINTAIN PROPERTIES. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto, reasonable wear and tear excepted.

               (F) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all OSHA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or financial condition of Borrower.

               (G) ERISA COMPLIANCE. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Agent, promptly upon Agent's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

               (H) BUSINESS RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

               (I) VISITS AND INSPECTIONS. Permit representatives of Agent and Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

               (J) FINANCIAL STATEMENTS. Cause to be prepared and furnished to Agent and each Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and each Lender and is consistent with GAAP):

               (i) as soon as possible, but not later than one hundred twenty
(120) days after the close of each fiscal year of Borrower, audited Consolidated financial statements of Holdings and its Consolidated Subsidiaries as of the end of such year consisting of a Consolidated balance sheet, income statement and statement of cash flows, accompanied by the unmodified report of independent certified public accountants of recognized national standing or otherwise acceptable to Agent (except for a modification for a change in accounting principles with which the independent public accountants concur) together with consolidating financial statements of

Holdings and its Consolidated Subsidiaries as of the end of such year, consisting of balance sheets, income statements and statements of cash flows, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Holdings and its Consolidated Subsidiaries for such period (except for any change in accounting principles with which the independent public accountants concur);

               (ii) as soon as possible, but not later than thirty (30) days after the end of each month hereafter (including the calendar month ending on the last day of the fiscal year), unaudited interim Consolidated financial statements of Holdings and its Consolidated Subsidiaries, consisting of a Consolidated balance sheet, income statement and statement of cash flows, together with consolidating financial statements of Holdings and its Consolidated Subsidiaries as of the end of such month and of the portion of Holdings' fiscal year then elapsed, consisting of balance sheets, income statements and statements of cash flows, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Holdings and its Consolidated Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) as soon as possible, but not later than ninety (90) days after the Closing Date, an invoice date aging as to Accounts purchased as part of the Acquisition;

               (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (v) when available, the audited balance sheet and audited financial statements of operations to be furnished to Borrower in connection with the Asset Purchase Agreement; and

               (vi) such other data and information (financial and otherwise) as Agent and Lenders, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

Concurrently with the delivery of the financial statements described in CLAUSE
(I) of this SECTION 9.1(J), Borrower shall forward or cause to be forwarded to Agent and each Lender a copy of the accountant's letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in CLAUSES (I) AND (II) of this SECTION 9.1(J), Borrower shall cause to be prepared and furnished to Agent and each Lender a certificate from the principal financial officer of Borrower certifying to Agent and each Lender that, to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

               (K) INVENTORY SYSTEM. As soon as possible, but not later than one hundred eighty (180) days after the Closing Date, establish a perpetual inventory system at Borrower's new location acquired pursuant to the Acquisition. Until such time as a perpetual inventory system is in place, Borrower shall conduct monthly cycle counts of blanks and finished goods at such new location, and promptly deliver to Agent and Lenders the results of such monthly cycle counts. In addition, Borrower (i) will conduct a physical count of all Inventory to be acquired as part of the Acquisition prior to the Closing Date, confirmed by its public accountants, and (ii) will conduct an additional physical count of blanks and finished goods Inventory at locations of Seller purchased by Borrower pursuant to the Acquisition as soon as possible, but not later than ninety (90) days after the Closing Date, and (iii) will promptly deliver to Agent and Lenders the results of each such physical count of Inventory.

               (L) NOTICES TO AGENT AND LENDERS. Notify Agent and each Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Agent's Lien, for the benefit of Lenders, upon any of the Collateral; (ii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $50,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

               (M) LANDLORD AND STORAGE AGREEMENTS. Provide Agent with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept.

               (N) SUBORDINATIONS. Provide Agent and each Lender with a debt subordination agreement in form and substance satisfactory to Lenders, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

               (O) FURTHER ASSURANCES. At Agent's request, promptly execute or cause to be executed and deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $50,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Agent thereof in writing and shall execute any instruments and take any other action required or requested by Agent to comply with the provisions of the Federal Assignment of Claims Act.

               (P) COMPLIANCE CERTIFICATE. As soon as possible, but not later than thirty (30) days after the end of each month, beginning with the month ending September 30, 1996, or more frequently if requested by Agent, cause the principal financial officer of Borrower to prepare and deliver to Agent and Lenders a Compliance Certificate in the form of EXHIBIT N attached hereto, with appropriate insertions and accompanied by detail showing the required calculations.

               (Q) PROJECTIONS. As soon as available, and in any event no later than (i) thirty (30) days prior to the end of each fiscal year of Borrower, deliver to Agent and Lenders preliminary three-year Projections of Borrower and
(ii) January 15 of each fiscal year of Borrower, deliver to Agent and Lenders final board approved three-year Projections of Borrower, each of which shall be in form and substance satisfactory to Lenders and which for the current fiscal year shall be month by month, and for the following two years shall be year by year.

               (R) TAX CERTIFICATE. Within ninety (90) days after the end of each fiscal year of Borrower, or more frequently if requested by Agent, cause the chief financial officer of Borrower to prepare and deliver to Agent a certificate in the form of EXHIBIT Q attached hereto, with appropriate insertions.

               (S) LIFE INSURANCE POLICIES. As soon as possible, and in any event by September 30, 1996, provide evidence satisfactory to Agent, in Agent's sole discretion, that Borrower has purchased and that there remain in full force and effect, the following insurance policies, each issued by a life insurance company reasonably acceptable to Agent:

               (i) Life insurance policy in the amount of $2,000,000.00, on the life of Randall Hale;

               (ii) Life insurance policy in the amount of $2,000,000.00, on the life of Jerry Ford Taylor; and

               (iii) Life insurance policy in the amount of $2,000,000.00, on the life of Alan Elenson;

In addition, no later than September 30, 1996, Borrower shall have duly executed and delivered to Agent, for the benefit of Lenders, collateral assignments of each such life insurance policy, such collateral assignments to be in form and substance satisfactory to Agent, in its sole discretion.

Borrower shall keep such life insurance policies in full force and effect at all times during the term of this Agreement.

               (T) LEASEHOLD MORTGAGE. As soon as possible, and in any event no later than ninety (90) days after the Closing Date, deliver to Agent, for the benefit of Lenders, leasehold mortgages for Borrower's locations in Staten Island, New York, College Station, Texas and Cincinnati, Ohio, each to be in form and substance satisfactory to Lenders.

        9.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless Lenders have first consented thereto in writing, it will not:

               (A) MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person.

               (B) LOANS. Make, or permit any Subsidiary to make, any loans or other advances of money to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, other than salary, travel advances, advances against commissions and other similar advances in the ordinary course of business; PROVIDED, however, Borrower may make loans or similar advances of money to its officers or employees in an aggregate amount not to exceed $150,000 at any particular date.

               (C) TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Agent or any Lender; (ii) Borrower Subordinated Debt; (iii) with consent of Lenders, Indebtedness of any Subsidiary to Borrower; (iv) unsecured accounts payable to trade creditors which are not aged more than one hundred eighty (180) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent public accountants; (v) Capitalized Lease Obligations or purchase money Indebtedness incurred to finance Capital Expenditures permitted by SECTION 9.2(L); (vi) Obligations to pay Rentals permitted by SECTION 9.2(X);
(vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) accruals (including interest accruals) in accordance with GAAP in the normal course of Borrower's business and (ix) Indebtedness not included in CLAUSES (I) THROUGH (VIII) above which does not exceed at any time, in the aggregate, the sum of $25,000.

               (D) AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such

Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and each Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

               (E) PARTNERSHIPS OR JOINT VENTURES. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

               (F) ADVERSE TRANSACTIONS. Enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts, compromises, settlements and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Agent pursuant to SECTION 5.2 of this Agreement.

               (G) GUARANTIES. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

               (H) LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Agent or any Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by SECTION 9.1(A) hereof, but only if in Agent's judgment such Lien does not affect adversely Lenders' rights or the priority of Agent's Lien, for the benefit of Lenders, in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required or is being actively contested in good faith and by appropriate proceedings (with adequate reserves maintained on Borrower's books to cover the amount of such payment) and only if such Liens are junior to the Liens in favor of Agent, for the benefit of Lenders, on terms satisfactory to Lenders; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lenders for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract, in the judgment of Agent, from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Agent's judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral,

Lender has consented thereto; (vii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (viii) such other Liens as appear on EXHIBIT M attached hereto; (ix) Capital Lease Obligations or purchase money Liens securing Indebtedness incurred to finance Capital Expenditures permitted by
SECTION 9.2(L); and (x) such other Liens as Lenders may hereafter approve in writing.

               (I) SUBORDINATED DEBT. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Borrower Subordinated Debt, except for on or following the 30th Business Day following delivery of the audited financial statements of Borrower described at SECTION 9.1(J)(I) hereof with respect to any fiscal year (beginning with the audited financial statements of Borrower for the fiscal year of Borrower ending on December 31, 1997), a prepayment on the Borrower Subordinated Debt in an aggregate amount up to, but not greater than, 100% of the calculated amount of the Cash Flow for period commencing January 1, 1997, and ending on the last day of the fiscal year covered in such audited financial statements MINUS any Distributions previously made to Holdings pursuant to SECTION 9.2(J)(IV) hereof during the fiscal year in which such prepayment is to be made, PROVIDED THAT AT THE DATE OF SUCH PREPAYMENT (i) all of the Term Loans shall have been paid off in full in cash,
(ii) no Default or Event of Default shall exist hereunder or be caused by such prepayment, (iii) the Revolving Credit Availability on such date exceeds $5,000,000 after giving effect to such prepayment, (iv) average Revolving Credit Availability for the 30 day period ending on such payment date exceeds $5,000,000 after giving effect to such prepayment, (v) Borrower shall have given Agent ten (10) Business Days prior written notice of Borrower's intent to make such prepayment, and (vi) such prepayment would not violate the terms of any subordination agreement executed in connection with such Borrower Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Borrower Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Borrower Subordinated Debt.

               (J) DISTRIBUTIONS. Declare or make, or permit any Subsidiary to declare or make, any Distributions, except (i) Borrower may make Distributions to Holdings pursuant to the Tax Sharing Agreement, but only insofar as such Distributions do not exceed the income tax liability for which Borrower would otherwise have been responsible for as if it were not a member of the consolidated group for federal income tax purposes of Holdings, Embroidery and Borrower, (ii) Borrower may make Distributions to Holdings up to an aggregate amount of $200,000 per fiscal year to cover annual operating expenses of Holdings incurred in the normal course of Holdings' business (iii) Borrower may make Distributions to Holdings equal in amount to regularly scheduled interest payments at such time required to be paid by Holdings to Seller pursuant to the Debentures, provided that (x) no Default or Event of Default shall exist hereunder, either before or after giving effect to such Distribution, and (y) such payment would not violate the subordination provisions contained in such Debentures, (iv) Borrower may make Distributions to Holdings equal in amount to regularly scheduled principal payments at such time required to be paid by Holdings to Seller pursuant to the Earnout Debenture, provided that (w) no Default or Event of Default shall exist hereunder, either before or after giving effect to such Distribution, (x) such payment would not violate the subordination provisions of the Earnout

Debenture, (y) the Revolving Credit Availability on such date exceeds $5,000,000 after giving effect to such Distribution, and (z) average Revolving Credit Availability for the 30 day period ending on such payment date exceeds $5,000,000 after giving effect to such Distribution and (v) Borrower may make Distributions to Holdings to be applied to prepayment of the Debentures on or following the 30th Business Day following delivery of the audited financial statements of Borrower described at SECTION 9.1(J)(I) hereof with respect to any fiscal year (beginning with the audited financial statements of Borrower for the fiscal year of Borrower ending on December 31, 1997), in an aggregate amount up to, but not greater than, 100% of the calculated amount of Cash Flow for period commencing on January 1, 1997, and ending on the last day of the fiscal year covered in such audited financial statements MINUS any prepayments previously made on Borrower Subordinated Debt pursuant to SECTION 9.2(I) hereof during the fiscal year in which such Distribution is to be made, PROVIDED THAT AT THE DATE OF SUCH DISTRIBUTION (v) all of the Term Loans shall have been paid off in full in cash, (w) no Default or Event of Default shall exist hereunder or be caused by such Distribution, (x) the Revolving Credit Availability on such date exceeds $5,000,000 after giving effect to such Distribution (y) average Revolving Credit Availability for the 30 day period ending on such payment date exceeds $5,000,000 after giving effect to such Distribution and (z) Borrower shall have given Agent ten (10) Business Days prior written notice of Borrower's intent to make such Distribution.

               (K) SUBSIDIARIES. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lenders have consented.

               (L) CAPITAL EXPENDITURES. Make Capital Expenditures which, in the aggregate, as to Borrower and its Subsidiaries, exceed $1,000,000 during any fiscal year of Borrower.

               (M) BUSINESS LOCATIONS. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on EXHIBIT B hereto (which shall be updated quarterly so long as no Default or Event of Default exists and, during the existence of a Default or Event of Default, as frequently as shall be requested by Lenders), except upon at least 30 days prior written notice to Agent and at least 30 days after the delivery to Agent of financing statements, if required by Agent, in form satisfactory to Agent to perfect or continue the perfection of Agent's Lien, for the benefit of Lenders, and security interest hereunder.

               (N) CHANGE OF BUSINESS. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

               (O) DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) transfers of monies from Borrower's operating account in the ordinary course of Borrower's business for so long as no Event of

Default exists hereunder, (iii) a transfer of Property to Borrower by a Subsidiary, or (iv) dispositions expressly authorized by this Agreement.

               (P) NAME OF BORROWER. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on EXHIBIT D attached hereto, unless Borrower shall have given Agent and each Lender sixty days prior written notice of such new corporate name, fictitious name, tradestyle or d/b/a.

               (Q) BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

               (R) EXECUTIVE COMPENSATION. Permit the total annual compensation (including, without limitation, salaries, fees, commissions, bonuses and other payments, whether direct or indirect, in money or otherwise) of Borrower's executive officers to exceed the amounts provided or contemplated by (i) existing employment agreements, copies of which shall be provided to Agent and Lenders, or (ii) employment agreements or compensation plans considered and approved by the Board of Directors of Borrower from time to time, copies of which shall be provided to Agent and Lenders.

               (S) USE OF AGENT'S OR A LENDER'S NAME. Without the prior written consent of Agent or such Lender, use the name of Agent or such Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

               (T) MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U or X or any other regulation of the Federal Reserve Board then in effect.

               (U) RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

               (V) FISCAL YEAR. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

               (W) STOCK OF SUBSIDIARY, ETC. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under SECTION 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

               (X) LEASES. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $2,500,000.00. The term "RENTALS" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

               (Y) TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than its Subsidiaries; PROVIDED; HOWEVER; that notwithstanding the foregoing, Agent and Lenders hereby agree that Borrower has with Embroidery and Holdings become a member of a consolidated group of corporations (consisting of Borrower, Embroidery and Holdings) for accounting and federal income tax purposes, and that in connection therewith, Borrower has entered into the Tax Sharing Agreement under which Borrower will be responsible to pay to Holdings no more than Borrower's proportionate share of the consolidated federal income tax liability that it would otherwise have been required to pay as if Borrower was not a member of such consolidated group of corporations.

        9.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any obligations to Agent and/or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

               (A) ADJUSTED NET WORTH. At the end of each fiscal quarter of Borrower during the term hereof, maintain an Adjusted Net Worth of Borrower of not less than the amount shown below for the fiscal quarter corresponding thereto:

                       Fiscal Quarter
                     Ending Closest To:              Amount
               -----------------------------   ------------------
               (i)      September 30, 1996     (i)     $2,200,000
               (ii)     December 31, 1996      (ii)    $2,200,000
               (iii)    March 31, 1997         (iii)   $2,200,000
               (iv)     June 30, 1997          (iv)    $3,000,000
               (v)      September 30, 1997     (v)     $5,500,000
               (vi)     December 31, 1997      (vi)    $6,000,000
               (vii) At the end of each (vii) $6,000,000 thereafter occurring fiscal quarter

               (B) CURRENT RATIO. As of the end of each fiscal quarter of Borrower during the term hereof, beginning with the fiscal quarter ending closest to September 30, 1996, maintain a Current Ratio of not less than 0.9 to 1.00.

               (C) INDEBTEDNESS TO NET WORTH RATIO. As of the end of each fiscal quarter of Borrower ending closest to the date indicated below, maintain a ratio of Borrower's Indebtedness to Borrower's Net Worth of no more than the ratio indicated below:

                   Fiscal Quarter Ending
                        Closest to:                  Ratio
               -----------------------------   ------------------
                (i)     September 30, 1996     (i)     6.0 to 1.0

                (ii)    December 31, 1996      (ii)    5.0 to 1.0

                (iii)   March 31, 1997         (iii)   4.0 to 1.0

                (iv)    June 30, 1997          (iv)    4.0 to 1.0

                (v)     September 30, 1997     (v)     4.0 to 1.0

                (vi)    December 31, 1997      (vi)    4.0 to 1.0

                (vii)   At the end of each     (vii)   3.0 to 1.0
                        thereafter occurring
                        fiscal quarter

               (D) FIXED CHARGE RATIO. As of the end of each fiscal month of Borrower ending closest to the date indicated below, maintain a Fixed Charge Ratio of not less than the ratio indicated below for the time period indicated below:

                  RELEVANT TIME PERIOD                  RATIO
          ------------------------------------   --------------------
          (i)      One month period ending       (i)      1.1 to 1.00
                   August 31, 1996

          (ii)     Two month period ending       (ii)     1.1 to 1.00
                   September 30, 1996

          (iii)    Three month period ending     (iii)    1.1 to 1.00
                   October 31, 1996

          (iv)     Four month period ending      (iv)     1.1 to 1.00
                   November 30, 1996

          (v)      Five month period ending      (v)      1.1 to 1.00
                   December 31, 1996

          (vi)     Six month period ending       (vi)     1.1 to 1.00
                   January 31, 1997

          (vii)    Seven month period ending     (vii)    1.1 to 1.00
                   February 28, 1997

          (viii)   Eight month period ending     (viii)   1.1 to 1.00
                   March 31, 1997

          (ix)     Nine month period ending      (ix)     1.1 to 1.00
                   April 30, 1996

          (x)      Ten month period ending       (x)      1.1 to 1.00
                   May 31, 1996

          (xi)     Eleven month period ending    (xi)     1.1 to 1.00
                   June 30, 1997

          (xii)    Twelve month period ending    (ii)     1.2 to 1.00
                   July 31, 1997

          (xiii)   Twelve month period ending    (iii)    1.2 to 1.00
                   on the last day of each
                   thereafter occurring fiscal
                   month

        9.4. RELEASE. Upon the funding of the initial Loans hereunder on the Closing Date, Lenders hereby release that certain Unconditional Guaranty, dated as of January 11, 1996, executed by Equus, in favor of Fleet, relating to Indebtedness of Borrower to Fleet, and Fleet shall return each original, signed copy of such Unconditional Guaranty to Equus on the Closing Date, each marked "Satisfied in Full."

SECTION 10.  CONDITIONS PRECEDENT

        Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other Sections of this Agreement, it is understood and agreed that Lenders will not make any Loan under SECTION 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied or waived, all in form and substance satisfactory to Agent and its counsel:

        10.1. DOCUMENTATION. Agent shall have received the following documents, each to be in form and substance satisfactory to Agent and its counsel:

               (A) This Agreement, duly executed by Borrower;

               (B) (i) Revolving Credit Note in favor of Fleet, duly executed by Borrower, in the form of EXHIBIT A-1 attached hereto, (ii) Revolving Credit Note in favor of Boston, duly executed by Borrower, in the form of EXHIBIT A-2 attached hereto, (iii) Term
Note in favor of Fleet, duly executed by Borrower, in the form of EXHIBIT A-3 attached hereto, and (iv) Term Note in favor of Boston, duly executed by Borrower, in the form of EXHIBIT A-4 attached hereto;

               (C) The Guaranty Agreement, duly executed by Holdings;

               (D) The Trademark Security Agreement, duly executed by Borrower;

               (E) The Stock Pledge Agreement, duly executed by Holdings;

               (F) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent, for the benefit of Lenders, in the Collateral (including the assets acquired in the Acquisition) and evidence to Agent and Lenders that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in SECTION 4.2(B) hereof;

               (G) landlord consent letters from such of the landlords as shall be required by Agent, in form and substance satisfactory to Lenders, as to each new location of Borrower resulting from the Acquisition;

               (H) good standing certificates for Borrower, issued within 15 days before the Closing Date by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

               (I) a closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in SECTION 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing;

               (J) satisfaction (or waiver by Borrower) of all conditions precedent to the Asset Purchase Agreement, and a copy thereof, duly executed by the parties thereto;

               (K) a collateral assignment of the Asset Purchase Agreement, executed by Borrower, in favor of Agent, for the benefit of Lenders and consented to by Seller;

               (L) a letter from Seller's counsel stating that Agent and Lenders may rely on such counsel's opinion to Borrower issued in connection with the Acquisition, in form and substance satisfactory to Lenders;

               (M) a letter from Seller and Seller Shareholders to Agent, whereby Seller and Seller Shareholders indemnify Agent and Lenders against all claims and losses Agent and Lenders may incur due to the failure of Seller and Borrower to comply with applicable bulk sales laws in connection with the Acquisition;

               (N) certifications, documentation and such other evidence and materials satisfactory to Agent of the consummation of the Acquisition;

               (O) Releases and UCC-3 Terminations, in form and substance satisfactory to Agent, in its sole discretion, duly executed by Equus, releasing all of Equus' security interests and Liens in the assets of Borrower;

               (P) the written opinion of Porter & Hedges, L.L.P., counsel to Borrower, regarding Borrower, and the execution of this Agreement and the Other Agreements executed in connection with this Agreement, and the transactions contemplated hereby, to be in form and substance satisfactory to Lenders, in their sole discretion;

               (Q) written instructions from Borrower directing the application of proceeds of the Loans to be made on the Closing Date;

               (R) certified copies of Borrower's casualty insurance policies, together with endorsements naming Agent, for the benefit of Lenders, as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent, for the benefit of Lenders, as a co-insured;

               (S) copies of the physical count of Inventory performed pursuant to SECTION 9.1(K) hereof; and

               (T) such other documents, instruments and agreements as Lenders or their legal counsel shall reasonably request.

        10.2. OTHER CONDITIONS. The following conditions have been and shall continue to be satisfied:

               (A) No Default or Event of Default shall have occurred and be continuing unless such Default or Event of Default shall have been specifically waived in writing by Lenders;

               (B) The representations and warranties contained herein and the Loan Documents shall be true and correct as of the date hereof, as if made on the date hereof;

               (C) Borrower shall have paid to Agent, for its account and the account of Lenders, in immediately available funds, the closing fee set forth in
SECTION 3.1(J), which closing fee is non-refundable and shall be deemed fully earned as of the date of execution of this Agreement;

               (D) Borrower shall have paid to Agent, for its account, in immediately available funds, the initial agency fee as set forth in SECTION 3.1(I), which initial agency fee is nonrefundable and shall be deemed fully earned as of the date of execution of this Agreement;

               (E) On the date of the funding to Borrower of the Loans relevant to the consummation of the Acquisition, the amount of the Borrowing Base after giving effect to the Loans made on such date, shall exceed the aggregate amount of the outstanding Revolving Credit Loans by at least $4,500,000, and Borrower shall have provided Agent with a Borrowing Base Certificate to the foregoing effect;

               (F) Agent shall have received satisfactory reference checks from such licensors as shall be required by Agent as to licenses of Seller being transferred to Borrower in connection with the Acquisition or replacement licenses Borrower is to obtain in connection therewith, including, without limitation, satisfactory responses from such licensors as to the Lien of Agent, for the benefit of Lenders, in the relevant licenses and the future prospects for renewal by such licensors of such licenses; PROVIDED, HOWEVER, Agent hereby acknowledges that it will not be able to obtain any written letter from Walt Disney Company or its affiliates consenting to Agent's security interest, for the benefit of Lenders, in any licenses from Walt Disney Company or its affiliates;

               (G) Agent shall have received a satisfactory reference check from such vendors as shall be required by Lenders, including, without limitation, a satisfactory response from Russell Corporation;

               (H) A minimum of an additional $2,500,000 of equity shall have been contributed to Borrower through the purchase of Borrower's Designated Preferred Stock by Equus and certain other investors (Equus to have contributed at least $1,500,000 of such amount), the rights, terms and provisions of such Designated Preferred Stock, and the purchase thereof by such parties, to be satisfactory to Lenders, in their sole discretion;

               (I) All of existing Borrower Subordinated Debt (as defined in the Restated Loan Agreement) (including, without limitation, all the indebtedness evidenced by the Existing Senior Subordinated Notes) shall have been converted into an investment in Holding's preferred stock, the rights, terms and provisions of such preferred stock, and the conversion into such preferred stock, to be satisfactory to Lenders, in their sole discretion;

               (J) Allied Investment Corporation and Allied Investment Corporation II or another lender to be determined shall have advanced an aggregate amount of $3,500,000 of Subordinated Debt to Borrower, on terms and pursuant to documentation satisfactory to Lenders, in their sole discretion;

               (K) The terms, provisions and conditions of the Purchase Debenture, the Rolling Debenture and of the form of the Earnout Debenture shall each be satisfactory to Lenders, in their sole discretion;

               (L) All Indebtedness of Borrower which Lenders require be Borrower Subordinated Debt, shall be subordinated in a manner and pursuant to terms and conditions acceptable to Lenders, in their sole discretion, and Borrower shall have delivered to Lenders all required subordination agreements, including, without limitation, (i) a debt subordination agreement, in form and substance satisfactory to Lenders, executed by Borrower and Allied Investment Corporation and Allied Investment Corporation II and (ii) a debt subordination agreement in form and substance satisfactory to Lenders, executed by Borrower and Seller, subordinating in right of payment and claim the Earnout Cash Payment, in accordance with the terms thereof; and

               (M) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lenders and their legal counsel.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

        11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

               (A) PAYMENT OF NOTES. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on any Note on the due date of such installment.

               (B) PAYMENT OF OTHER OBlIGATIONS. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

               (C) MISREPRESENTATIONS. Any warranty, representation, or other statement made or furnished to Agent and/or Lenders by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

               (D) BREACH OF COVENANTS. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in SECTIONS 4.3, 4.4, 4.5, 5.4(B), 9.1(F), 9.2 (other than 9.2(H)) or 9.3 of this Agreement, or (ii) any covenant contained in SECTIONS 5.2, 9.1(A), 9.1(J), 9.1(O), 9.1(P) or 9.2(H) and the breach of such covenant is not cured to Lenders' satisfaction within 10 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any executive officer of Borrower, or (iii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this SECTION 11.1) and the breach of such other covenant is not cured to Lenders' satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any executive officer of Borrower.

               (E) DEFAULT UNDER OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.

               (F) DEFAULT UNDER SECURITY DOCUMENTS. Any event of default shall occur under, or Borrower or any other Person party thereto shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

               (G) OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of their respective Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $50,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

               (H) UNINSURED LOSSES; UNAUTHORIZED DISPOSITIONS. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Agent shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

               (I) ADVERSE CHANGES. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

               (J) INSOLVENCY, ETC. Borrower or Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or Guarantor under the Bankruptcy Code (if against Borrower or Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

               (K) BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

               (L) ERISA. A Reportable Event shall occur which Lenders shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in SECTION 4219(C)(5) of ERISA) with respect to payments to a Multi-Employer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

               (M) LITIGATION. Borrower or any Affiliate of Borrower, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, for the benefit of Lenders.

               (N) JUDGMENTS. Any money judgment, writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien or any money judgment or writ of attachment or similar process of greater than $500,000 is filed against Borrower or any of its Property and remains undischarged or unstayed for more than thirty (30) days.

               (O) SUBORDINATED DEBT. Borrower shall make any payment on account of Borrower Subordinated Debt other than (i) a Permitted Payment, or (ii) a prepayment permitted pursuant to SECTION 9.2(I) hereof.

               (P) CHANGE IN CONTROL. A Change in Control shall occur, unless such Change in Control occurs as a result of the consummation of an Initial Public Offering.

               (Q) DEFAULT UNDER SUBORDINATED DEBT DOCUMENTS. Any event of default shall occur under, or any Person shall default in the performance or observance of any term, covenant, condition or agreement contained in any instrument or document evidencing or executed in connection with any Subordinated Debt, including, without limitation, any subordination agreement.

               (R) REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Guarantor shall revoke or attempt to revoke the Guaranty Agreement to which it is a party or shall repudiate its liability thereunder or shall be in default under the terms thereof.

               (S) REVOCATION OF DISNEY LICENSES. Walt Disney Company and/or its affiliates shall revoke all or substantially all of the licenses granted to Borrower by such entity.

        11.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Agent and/or Lenders to demand payment of any portion of the Obligations payable on demand in accordance with SECTION 3.4 hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Agent and/or any Lender (whether under this Agreement, or any of the other Loan Documents or otherwise) shall, at Lenders' option, become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Agent, for the account of Lenders, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

        11.3. REMEDIES. Upon and after the occurrence of an Event of Default, Agent, with the prior consent of Lenders and on behalf of Lenders, shall have and may exercise from time to time the following rights and remedies:

               (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or any Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

               (B) The right to take immediate possession of the Collateral, and
(i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

               (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its discretion, may deem advisable. Borrower agrees that ten days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

               (D) Lenders are hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's and Lenders' benefit.

               (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations and fourthly, at the option of Agent, to the establishment of a cash collateral fund to be held as a reserve to fund future drawings made under Letters of Credit issued by Agent or Bank and future LC Payments. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

        11.4. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agent and/or any Lender or contained in any other agreement between Agent or any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and/or any Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION L2.  THE AGENT

        12.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment, the Advances made by it, and the Term Note issued to it, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent, in its capacity as a Lender. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower and its Affiliates, and any Person which may do business with Borrower or its Affiliates, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

        12.2. NOTE HOLDERS. Agent may treat the payee of any Term Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

        12.3. CONSULTATION WITH COUNSEL. Lenders agree that Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

        12.4. DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

        12.5. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to Lenders and Borrower and the Agent may be removed at any time with or without cause by any number of Lenders whose Total Commitment Percentages total at least 51%. Upon any such resignation or removal, Lenders shall have the right to appoint a successor Agent reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to Borrower. Upon the acceptance by any Person of any appointment as successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Agent.

        12.6. RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from Borrower or a Lender that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or discretion, or which may seem to it to be necessary or desirable in the premises.

        Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrower to perform any of its obligations hereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        The relationship between Agent and each of the Lenders is only that of agent and principal and has no fiduciary aspects. Nothing in this Agreement or elsewhere contained shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Term Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders and such instructions shall be binding upon all Lenders and all holders of Term Notes; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law.

        12.7. NOTICES OF EVENT OF DEFAULT. In the event that Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Agent shall promptly give notice thereof to the Lenders.

        12.8. REQUESTS FOR INFORMATION. In the event that Agent shall have received any information, notices, or documents of any kind which are not required to be provided to Lenders pursuant to the terms of this Agreement, Agent shall, upon any Lender's request, use its best efforts to provide copies of the same to such Lender. In addition, contemporaneously with the giving of the settlement notice pursuant to SECTION 2.3(C) hereof, Agent shall deliver to each Lender an analysis of Borrower's Borrowing Base and availability as of the preceding Business Day, detailed to show Collateral categories and ineligibles.

        12.9. INDEPENDENT INVESTIGATION. Each of the Lenders severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Lender by Agent in connection herewith, and each Lender represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the creditworthiness of Borrower while the Loans are outstanding or its Commitment hereunder is in force.

        12.10. INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their Total Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

        12.11. BENEFIT OF SECTION 12. The agreements contained in SECTION 12 hereof are solely for the benefit of Agent and Lenders, and are not for the benefit of, or to be relied upon by, Borrower, or any third party.

SECTION 13.  MISCELLANEOUS

        13.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

               (A) At such time or times hereafter as Agent or said agent may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or any Lender or under Agent's or any Lender's control; and

               (B) At such time or times upon or after the occurrence of an Event of Default as Agent or its agent may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;
(iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lenders on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

        13.2. INDEMNITY. BORROWER HEREBY INDEMNIFIES, HOLDS HARMLESS, AND SHALL DEFEND AGENT, LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON, AND BORROWER SHALL REIMBURSE THE AGENT, LENDERS AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS,

REGARDLESS OF WHETHER AGENT, SUCH LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT, ANY LENDER OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. EACH INDEMNIFIED PERSON MAY SELECT ITS OWN COUNSEL WITH RESPECT TO ANY LOSSES, IN ADDITION TO BORROWER'S COUNSEL, AND SHALL BE INDEMNIFIED THEREFOR HEREUNDER. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND THE TERMINATION OF THIS AGREEMENT.

        13.3. MODIFICATION OF AGREEMENT. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Lenders, and then shall be effective only in the specific instance and for the purpose for which given.

        13.4. REIMBURSEMENT OF EXPENSES. Without limiting Borrower's obligations for payment of expenses as provided elsewhere in this Agreement or in any other Loan Document, if, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Agent or any Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents or any amendment of or modification of this Agreement or any of the other Loan Documents; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents, or Borrower's affairs (but excluding any litigation by Borrower against Agent, any Lender in which Borrower is the prevailing party); (D) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; (E) the exercise or enforcement of any rights, remedies or privileges of Agent or any Lender under the Loan Documents or applicable law; (F) the analysis of information received in connection with any Loan Documents; (G) the audit of any Collateral or Borrower's books and records; (H) the granting of any consents or waivers requested in connection with the Loan Documents; (I) the collection of any Obligation; or (J) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Agent or any Lender or relating to any of the events or actions described in this SECTION 13.4 shall be payable, on demand and upon presentation of an itemized statement, by Borrower to Agent or such

Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include appraisal fees; audit fees; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; consulting fees, costs and expenses; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other services, and Agent or such Lender shall not be obligated to give Borrower any notice prior to incurring any such expenses. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Agent or any Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Agent or such Lender harmless from and against liability in connection therewith.

        13.5. INDULGENCES NOT WAIVERS. Agent's and/or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Agent and/or Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower.

        13.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        13.7. SUCCESSORS AND ASSIGNS; PARTICIPATIONS BY LENDER. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Agent and Lenders; PROVIDED, HOWEVER, that Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this SECTION
13.7 shall be void, without Lenders' prior written consent. Borrower hereby consents to Agent's and/or any Lender's participation, sale, assignment, transfer or of the disposition, at any time or times hereafter, of this Agreement, any other Loan Document, or any other Obligations, or of any portion hereof or thereof, including, without limitation, Agent's and Lenders' rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Agent" or "Lender" (as the case may be) hereunder, Agent or Lender (as the case may be) shall be relieved of all obligations hereunder upon any such assignment. In the case of a participation, (i) each participating lender shall be entitled to receive all information received by Agent regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether such participating lender is subject to the circular or not), (ii) Borrower shall execute new Revolving Credit Notes and Term Notes, if applicable, in favor of each Lender and (iii) each Lender's pro rata share of the Loans shall be adjusted accordingly.

        13.8. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.4 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        13.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

        13.10. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail return receipt requested, by personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the U.S. mail postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

        (A)    If to Agent:         Fleet Capital Corporation
                                    2711 North Haskell, Suite 2100
                                    Dallas, Texas 75204
                                    Attention: Loan Administration Manager

               with a courtesy
               copy to:             Hughes & Luce, L.L.P.
                                    1717 Main Street, Suite 2800
                                    Dallas, Texas 75201
                                    Attention: Kenneth M. Vesledahl, Esq.

        (B)    If to Borrower:      Brazos Sportswear, Inc.
                                    3860 Virginia Avenue
                                    Cincinnati, Ohio 45227
                                    Attention: President

               with a courtesy
               copy to:             Porter & Hedges, L.L.P.
                                    700 Louisiana, 35th Floor
                                    Houston, Texas 77002-2764
                                    Attention: William W. Wiggins, Jr., Esq.

        (C)    If to Lenders:       Fleet Capital Corporation
                                    2711 North Haskell, Suite 2100
                                    Dallas, Texas 75204
                                    Attention:  Loan Administration Manager

                                    Bank of Boston
                                    115 Perimeter Circle Place, N.E., Suite 500
                                    Atlanta, Georgia 30346
                                    Attention: Patrick A. Morris
                                               Stephen Y. McGehee
               with a courtesy
               copy to:             Hughes & Luce, L.L.P.
                                    1717 Main Street, Suite 2800
                                    Dallas, Texas 75201
                                    Attention: Kenneth M. Vesledahl, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this SECTION 13.10; PROVIDED, HOWEVER, that any notice, request or demand to or upon Agent or any Lender pursuant to SECTIONS 2.3 or 3.3 shall not be effective until received by Agent or such Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

        13.11. AGENT'S OR LENDERS' CONSENT. Whenever Agent's or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent or Lenders shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specifically provided herein) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

        13.12. DEMAND OBLIGATIONS. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Agent's and/or Lenders' requiring payment of such Obligations.

        13.13. TIME OF ESSENCE.  Time is of the essence of the Loan Documents.

        13.14. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

        13.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

        13.16. NONAPPLICABILITY OF ARTICLE 5069-15.01 ET SEQ. Borrower and Lenders hereby agree that, except for SECTION 15.10(B) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 ET SEQ. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

        13.17. NO PRESERVATION OR MARSHALING. Borrower agrees that neither Agent nor any Lender shall have any obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

        13.18. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN, FOR THE BENEFIT OF LENDERS, UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OR ANY LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY

SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORM OR JURISDICTION.

        13.19. WAIVERS BY BORROWER. BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT AND LENDERS ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR ANY LENDER TO EXERCISE ANY OF AGENT'S OR ANY LENDER'S REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (E) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE AGENT AND/OR ANY LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING AGENT AND

LENDERS FROM ANY LOSS OR DAMAGE AGENT AND EACH LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY AGENT OR ANY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (F) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        13.20. RELEASE. BORROWER HEREBY AGREES AND ACKNOWLEDGES THAT (A) IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER, OR (B) IF IT HAS ANY SUCH DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND, IN CONSIDERATION OF AGENT'S AND LENDERS' EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE LOANS MADE IN CONNECTION WITH THE ACQUISITION, BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY LENDER, EACH OF THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

        13.21. WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT AND/OR LENDERS, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        BORROWER HAS READ AND UNDERSTANDS SECTION 13.21:  ______(INITIALS)

        13.22. ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, this Agreement has been duly executed and effective as of the day and year specified at the beginning hereof.

                                           "BORROWER"

                                           BRAZOS SPORTSWEAR, INC.


                                           By: _______________________________
                                           Name:  Randall B. Hale
                                           Title: Chief Executive Officer


                                           "AGENT"

                                           FLEET CAPITAL CORPORATION
                                           as Agent


                                           By: _______________________________
                                           Name:  Hance VanBeber
                                           Title: Vice President
TOTAL COMMITMENT
PERCENTAGE ON
CLOSING DATE                               "LENDERS"

61.538%                                    FLEET CAPITAL CORPORATION,
                                           in its individual capacity


                                           By: _______________________________
                                           Name:  Hance VanBeber
                                           Title: Vice President


38.462%                                    THE FIRST NATIONAL BANK OF
                                           BOSTON


                                           By: _______________________________
                                           Name:  William C. Purinton
                                           Title: Vice President

                                December 11, 1996

Brazos Sportswear, Inc.
3860 Virginia Avenue
Cincinnati, Ohio  45227

        Re: Revision to and Waiver of Violation of SECTION 9.3(A) of the Second Amended and Restated Loan and Security Agreement with Fleet Capital Corporation and The First National Bank of Boston

Gentlemen:

        Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement, dated August 9, 1996, executed by Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), The First National Bank of Boston, a national banking association ("BOSTON") (Fleet and Boston being hereinafter collectively referred to as "LENDERS"), and Fleet, as Agent for the Lenders, and Brazos Sportswear, Inc., a Texas corporation ("BORROWER") (as amended from time to time, the "LOAN AGREEMENT"). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.

        The Borrower has informed Lenders that the Borrower has failed for the quarter ending September 30, 1996, to achieve the minimum Adjusted Net Worth required by SECTION 9.3(A) of the Loan Agreement, and such failure constitutes a violation of SECTION 9.3(A) of the Loan Agreement. Borrower has requested that Lenders waive such violation of SECTION 9.3(A) of the Loan Agreement.

        In addition, Borrower hereby agrees and acknowledges that it has requested, effective as of the date hereof, that Lenders agree to the following amendments to the Loan Agreement:

               (i) A new definition, "Earn-Out Adjustment Amount", is hereby added to SECTION 1.1 of the Loan Agreement, to be inserted in its proper alphabetical order and to read in its entirety as follows:

               "EARN-OUT ADJUSTMENT AMOUNT -- in the calculation of the Adjusted Net Worth of Borrower for the respective fiscal quarter of Borrower ending closest to December 31, 1996, and March 31, 1997, in order to determine whether Borrower is in compliance as of the end of each such respective fiscal quarter with the financial covenant specified in SECTION 9.3(A) of the Loan Agreement, the amount of $1,125,000. Except for the purposes and dates described in the preceding sentence, the Earn-Out Adjustment Amount shall otherwise be zero."

               (ii) The definition of "Adjusted Net Worth" contained in SECTION
        1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                      "ADJUSTED NET WORTH - for Borrower at any date means a sum equal to:

                                    (a) the total shareholder's equity
                      (including capital stock, additional paid-in capital and retained earnings after deducting

Brazos Sportswear, Inc.
December 11, 1996
Page 2

                      treasury stock) which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

                             PLUS

                                    (b) without duplication, the aggregate
                      amount of the Designated Preferred Stock which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

                      MINUS

                                    (c) the aggregate book value of Intangible
                      Assets which would be shown on such balance sheet of Borrower at such date in accordance with GAAP;

                             PLUS

                                    (d) Borrower Subordinated Debt at such date;

                             PLUS

                                    (e) the Earn-Out Adjustment Amount at such
                      date."

        Lenders hereby waive the violation set forth above and agree to the revisions to the Loan Agreement set forth above; PROVIDED, HOWEVER, that (i) such agreement to the above-described revisions to the Loan Agreement and such waiver shall not apply to or constitute a consent to any future amendment to any other provisions of the Loan Agreement or a waiver of any other past, present or future violation or violations of any other provision of the Loan Agreement, and
(ii) Lenders' agreement to the above-described revisions to the Loan Agreement and their failure to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Lenders' right at any time to exercise any right, privilege, or remedy in connection with the Loan Agreement, any other agreement, or any other contract or instrument, or (b) amend or alter any provision of the Loan Agreement, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege, or remedy of Lender under the Loan Agreement, any other agreement, or any other contract or instrument, or constitute any consent to any other transaction involving Borrower.

        Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement and other agreements shall remain and continue in full force and effect.

Brazos Sportswear, Inc.
December 11, 1996
Page 3

        Except as expressly stated herein, Lenders reserve all of their rights, privileges and remedies under the Loan Agreement, each other agreement and any other contracts or instruments executed by Borrower and/or for the benefit of Lenders. In order to induce Lenders to execute this letter, Borrower accepts and agrees to each provision of this letter.

        Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Lenders for any purpose unless and until Lenders receive a copy of this letter which has been duly signed by Borrower.

                                          Yours very truly,

                                          FLEET CAPITAL CORPORATION

                                          By:    ______________________________

                                                 Its:   ________________________

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:    ______________________________

                                                 Its:   ________________________

AGREED AND ACCEPTED:

BRAZOS SPORTSWEAR, INC.

By:     ___________________________

        Its:   _____________________

                                February 4, 1997

Brazos Sportswear, Inc.
3860 Virginia Avenue
Cincinnati, Ohio  45227

        Re: Revision to SECTION 9.1(K) of the Second Amended and Restated Loan and Security Agreement with Fleet Capital Corporation and The First National Bank of Boston

Gentlemen:

        Reference is hereby made to that certain Second Amended and Restated Loan and Security Agreement, dated August 9, 1996, executed by Fleet Capital Corporation, a Rhode Island corporation ("FLEET"), The First National Bank of Boston, a national banking association ("BOSTON") (Fleet and Boston being hereinafter collectively referred to as "LENDERS"), and Fleet, as Agent for the Lenders, and Brazos Sportswear, Inc., a Texas corporation ("BORROWER") (as amended from time to time, the "LOAN AGREEMENT"). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.


        Borrower hereby agrees and acknowledges that it has requested, effective as of the date hereof, that Lenders agree to amend and restate the first sentence of SECTION 9.1(K) of the Loan Agreement to read as follows:

        "As soon as possible, but not later than March 31, 1997, establish a perpetual inventory system at Borrower's new location acquired pursuant to the Acquisition."

        Lenders hereby agree to the revision to the Loan Agreement set forth above; PROVIDED, HOWEVER, that (i) such agreement to the above-described revision to the Loan Agreement shall not apply to or constitute a consent to any future amendment to any other provisions of the Loan Agreement or a waiver of any past, present or future violation or violations of any other provision of the Loan Agreement, and (ii) Lenders' agreement to the above-described revision to the Loan Agreement shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Lenders' right at any time to exercise any right, privilege, or remedy in connection with the Loan Agreement, any other agreement, or any other contract or instrument, or (b) amend or alter any provision of the Loan Agreement, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege, or remedy of Lender under the Loan Agreement, any other agreement, or any other contract or instrument, or constitute any consent to any other transaction involving Borrower.

        Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement and other agreements shall remain and continue in full force and effect.

        Except as expressly stated herein, Lenders reserve all of their rights, privileges and remedies under the Loan Agreement, each other agreement and any other contracts or instruments executed by Borrower and/or for the benefit of Lenders. In order to induce Lenders to execute this letter, Borrower accepts and agrees to each provision of this letter.

Brazos Sportswear, Inc.
February 4, 1997
Page 2

        Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Lenders for any purpose unless and until Lenders receive a copy of this letter which has been duly signed by Borrower.

                                          Yours very truly,

                                          FLEET CAPITAL CORPORATION

                                          By:    ______________________________

                                                 Its:   ________________________

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:    ______________________________

                                                 Its:   ________________________

AGREED AND ACCEPTED:

BRAZOS SPORTSWEAR, INC.


By:     ___________________________

        Its:   _____________________

                   MARCH 1997 AMENDMENT TO SECOND AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

        THIS MARCH 1997 AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "AMENDMENT") is made and entered into this 14th day of March, 1997, by and among FLEET CAPITAL CORPORATION ("FLEET"), a Rhode Island corporation, with an office at 2711 Haskell Avenue, Suite 2100, LB21, Dallas, Texas 75204, THE FIRST NATIONAL BANK OF BOSTON ("Boston"), a national banking association, with an office at 100 Federal Street, Boston, Massachusetts 02110 (Fleet and Boston are collectively referred to as "LENDERS" or each individually a "LENDER"), FLEET, as agent for Lenders (Fleet, in such capacity, the "Agent"), and BRAZOS, INC. ("BORROWER"), a Texas corporation formerly known as Brazos Sportswear, Inc., with its chief executive offices at 3860 Virginia Avenue, Cincinnati, Ohio 45227.

                                    RECITALS

        A. Borrower, Agent and Lenders entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of August 9, 1996, as amended by (i) that certain letter agreement, dated December 11, 1996, between Borrower and Lenders, and (ii) that certain letter agreement, dated February 3, 1997, between Borrower and Lenders (as amended from time to time, the "LOAN AGREEMENT").

        B. BSI Holdings, Inc., a Delaware corporation and owner of 100% of the issued and outstanding common stock of Borrower ("BSI"), Sun Sportswear, Inc., a Washington corporation ("SUN"), and Borrower desire to enter into the following simultaneous transactions (collectively, the "TRANSACTION"):

                (i) contribution by Equus II Incorporated, a Delaware corporation, and others of at least $2,000,000 to BSI;

                (ii) merger of BSI into Sun and the reincorporation of the surviving corporation as a Delaware corporation (such reincorporated corporation shall be hereinafter referred to as "HOLDINGS");

                (iii) retirement of that certain Junior Subordinated Debenture, dated as of August 2, 1996, executed by BSI and payable to Plymouth Mills, Inc., in the original principal amount of $3,000,000;

                (iv) payoff and termination of the aggregate unpaid principal balance of and accrued but unpaid interest on the indebtedness of Sun to Heller Financial, Inc.;

                (v) contribution by Holdings to Borrower of all the assets of Holdings owned by Sun prior to the Transaction; and

MARCH 1997 AMENDMENT                    1

                (vi) issuance by Borrower to Bank of America NW, N.A., doing business as Seafirst Bank of up to $1,500,000 in unsecured subordinated debt, which unsecured subordinated debt shall be expressly subordinated to the Obligations (as defined in the Loan Agreement) upon terms satisfactory to Lenders, in their sole discretion.

        C. In connection with the Transaction, Borrower has requested that Lenders and Agent amend the Loan Agreement in the manner set forth in this Amendment, and Lenders and Agent are willing to do so upon the terms and conditions set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

        2.01 AMENDMENT TO PREAMBLE OF THE LOAN AGREEMENT; AMENDMENT TO DEFINITION OF BORROWER. The preamble of the Loan Agreement is hereby amended by deleting the reference therein to "BRAZOS SPORTSWEAR, INC. ("BORROWER"), a Texas corporation" and substituting therefor "BRAZOS, INC. ("BORROWER"), a Texas corporation formerly known as Brazos Sportswear, Inc.".

        2.02 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; AMENDMENT TO DEFINITION OF BORROWING BASE. The definition of "Borrowing Base" set forth in
SECTION 1.1 of the Loan Agreement is hereby amended by:

                (i) inserting immediately after the reference in CLAUSE (A) therein to "(vi) the Earnout Cash Payment Reserve;" a reference to "MINUS (vii) the FX Amount;";

                (ii) deleting the reference therein to the dollar amount "$500,000" and substituting therefor the dollar amount "$1,000,000";

                (iii) inserting immediately after the reference in CLAUSE (B)(I) therein to "net amount of Eligible Dated Accounts outstanding at such date" a reference to "PLUS (C) 85% (or such lesser percentage as Lenders may in their discretion determine from time to time after the occurrence of a Default) of the lesser of (a) $3,000,000 or (b) the net amount of Japanese Accounts outstanding on such date";

MARCH 1997 AMENDMENT                    2

                (iv) deleting the reference therein to the dollar amount "$25,000,000" and substituting therefor the dollar amount "$35,000,000"; and

                (v) deleting the reference therein to the dollar amount "$8,000,000" and substituting therefor the dollar amount "$9,000,000".

        2.03 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; AMENDMENT AND RESTATEMENT OF CERTAIN DEFINITIONS. The definitions of "Adjusted Net Worth", "Change of Control", "Designated Preferred Stock", "Guaranty Agreement", "Holdings", "Revolving Credit Commitment", "Revolving Credit Notes", "Revolving Credit Percentage", "Stock Pledge Agreement", "Term Loan", "Term Loan Percentage", and "Term Notes" set forth in SECTION 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                "ADJUSTED NET WORTH - for Borrower at any date means a sum equal to:

                        (a) the total shareholder's equity (including capital
                stock, additional paid-in capital and retained earnings after deducting treasury stock) which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

                        PLUS

                        (b) without duplication, the aggregate amount of the
                Designated Preferred Stock which would be shown on a balance sheet of Borrower at such date in accordance with GAAP;

                        MINUS

                        (c) the aggregate book value of Intangible Assets which
                would be shown on such balance sheet of Borrower at such date in accordance with GAAP;

                        PLUS

                        (d) Borrower Subordinated Debt at such date;

                        PLUS

                        (e) the unpaid Earnout Cash Payment at such date."

                "CHANGE IN CONTROL - the first date that those Persons who on the date of the March 1997 Amendment (after consummation of the transaction contemplated by the March 1997 Amendment) hold all of the outstanding voting Securities of the Borrower (including options, warrants and other Securities convertible into or exchangeable with such voting Securities), together with their respective Affiliates, hold less than fifty percent (50%) of the outstanding voting Securities of the Borrower determined on a fully

MARCH 1997 AMENDMENT                    3
        diluted basis (assuming full conversion or exchange of all options, warrants, or other Securities which are convertible into or exchangeable with such voting Securities)."

                "DESIGNATED PREFERRED STOCK - at any date (i) the preferred stock of the Borrower issued and outstanding on the effective date of the consummation of the Sun Sportswear Transaction (the "Initial Preferred"), (ii) any preferred stock of the Borrower issued after the effective date of the consummation of the Sun Sportswear Transaction on terms no more favorable to the holders than the Initial Preferred, and
        (iii) any other preferred stock of the Borrower issued after the effective date of the consummation of the Sun Sportswear Transaction, on terms satisfactory to Lenders. "

                "GUARANTY AGREEMENT - the Amended and Restated Unconditional Guaranty Agreement, dated as of the date of the March 1997 Amendment, executed by Holdings, in favor of Agent, for the benefit of Lenders, in form and substance satisfactory to Agent."

                "HOLDINGS - Brazos Sportswear, Inc., a Delaware corporation, successor-in-interest by merger to BSI Holdings, Inc., and parent of Borrower."

                "REVOLVING CREDIT COMMITMENT - $73,200,000."

                "REVOLVING CREDIT NOTES - those certain Amended and Restated Revolving Credit Notes, to be executed by Borrower on or about the date of the March 1997 Amendment, in favor of each Lender, to evidence Borrower's indebtedness to such Lender for its Revolving Credit Percentage, the Amended and Restated Revolving Credit Note in favor of Fleet to be in the form of ANNEX I attached to the March 1997 Amendment, as the same may be amended, renewed, extended, modified or restated from time to time, the provisions of which are in amendment and restatement of, and in replacement for, the provisions of the Existing Fleet Revolving Credit Note, and the Amended and Restated Revolving Credit
        Note in favor of Boston to be in the form of ANNEX II attached to the March 1997 Amendment, as the same may be amended, renewed, modified, extended or restated from time to time, the provisions of which are in amendment and restatement of, and in replacement for, the provisions of the Existing Boston Revolving Credit Note."

                "REVOLVING CREDIT PERCENTAGE - each Lender's percentage of the Revolving Credit Commitment, which as to Fleet is 58.80%, and which as to Boston is 41.20%."

                "STOCK PLEDGE AGREEMENT - the Amended and Restated Pledge and Security Agreement, dated as of the date of the March 1997 Amendment, executed by Holdings, in favor Agent, for the benefit of Lenders, in form and substance satisfactory to Lenders."

                "TERM LOAN- the Loan described in SECTION 2.2(C) of this Agreement, which Loan is, in part, in renewal, extension, consolidation, restatement, and modification, but not in extinguishment or novation, of the Existing Fleet Term Loan and Existing Boston Term Loan."

MARCH 1997 AMENDMENT                    4

                "TERM LOAN PERCENTAGE - each Lender's percentage of the Term Loan, which as to Fleet is 58.80%, and which as to Boston is 41.20%."

                "TERM NOTES - those certain Amended and Restated Secured Promissory Notes, to be executed by Borrower on or about the date of the March 1997 Amendment, in favor of each Lender, to evidence Borrower's Indebtedness to such Lender for its Term Loan Percentage, the Amended and Restated Secured Promissory Note in favor of Fleet to be in the form of ANNEX III attached to the March 1997 Amendment, as the same may be amended, renewed, extended, modified or restated from time to time, the provisions of which are in amendment and restatement of, and replacement for, the provisions of the Existing Fleet Term Note, and the Amended and Restated Secured Promissory Note in favor of Boston to be in the form of ANNEX IV attached to the March 1997 Amendment, as the same may be amended, renewed, extended, modified or restated from time to time, the provisions of which are in renewal, extension, modification, and restatement of and in substitution for, the provisions of the Existing Boston Term Note."

        2.04 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; AMENDMENT TO DEFINITION OF OBLIGATIONS. The definition of "Obligations" set forth in SECTION
1.1 of the Loan Agreement is hereby amended by adding immediately after the phrase "LC Payments" and immediately before the word "debts", the phrase "FX Payments, obligations under FX Guaranties".

        2.05 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; AMENDMENT TO DEFINITION OF ELIGIBLE ACCOUNTS. The definition of "Eligible Accounts" set forth in SECTION 1.1 of the Loan Agreement is hereby amended by adding immediately after the phrase "(u) Lenders do not have a perfected first priority Lien in the Account" the phrase "; or (v) the Account is a Japanese Account".

        2.06 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; ADDITION OF CERTAIN DEFINITIONS. SECTION 1.1 of the Loan Agreement is hereby amended by adding thereto in alphabetical order the following definitions:

                "DOLLAR - lawful currency of the United States of America."

                "EXISTING BOSTON REVOLVING CREDIT NOTE - that certain Revolving Credit Note, dated August 9, 1996, in the original principal amount of $20,384,860.00, executed by Borrower, and payable to the order of Boston, as renewed, extended, modified and restated from time to time."

                "EXISTING BOSTON TERM LOAN - as defined in SECTION 2.2(C) of this Agreement."

                "EXISTING BOSTON TERM NOTE - that certain Secured Promissory Note, dated August 9, 1996, in the original principal amount of $4,615,440.00, executed by Borrower, and payable to the order of Boston, as renewed, extended, modified and restated from time to time."

MARCH 1997 AMENDMENT                    5

                "EXISTING FLEET REVOLVING CREDIT NOTE - that certain Revolving Credit Note, dated August 9, 1996, in the original principal amount of $32,615,140.00, executed by Borrower, and payable to the order of Fleet, as renewed, extended, modified and restated from time to time."

                "EXISTING FLEET TERM LOAN - as defined in SECTION 2.2(C) of this Agreement."

                "EXISTING FLEET TERM NOTE - that certain Secured Promissory Note, dated August 9, 1996, in the original principal amount of $7,384,560.00, executed by Borrower and payable to the order of Fleet, as renewed, extended, modified and restated from time to time."

                "FX AMOUNT - at any time, the sum of (i) 10% of the aggregate amount of the U.S. Dollar Equivalent of all FX Contracts consisting of foreign currency forward purchase contracts or foreign currency forward sale contracts then outstanding with a settlement date more than two (2) Business Days after the date of determination, PLUS (ii) 100% of the aggregate amount of the U.S. Dollar Equivalent of all FX Contracts consisting of foreign currency forward purchase contracts or foreign currency forward sale contracts then outstanding with a settlement date two (2) or less Business Days from the date of determination PLUS (iii) 100% of the aggregate amount of the U.S. Dollar Equivalent of all FX Contracts consisting of foreign currency spot purchase contracts or foreign currency sale spot contracts then outstanding(not including such FX Contracts which have been fully cash collateralized by the Borrower),

                "FX CONTRACT - any foreign currency forward or spot purchase contract or foreign currency forward sale or spot contract entered into by Bank and Borrower in the ordinary course of Borrower's business, in compliance with the terms of SECTION 2.10 of this Agreement, the term of which shall not exceed 150 days."

                "FX GUARANTY - any guaranty, in form and substance satisfactory to Fleet, executed by Agent and Bank in connection with an FX Contract, pursuant to which Agent shall guaranty the payment or performance by Borrower of its obligations to Bank under any such FX Contract."

                "FX PAYMENT - as defined in SUBSECTION 2.3(A) of this Agreement."

                "JAPANESE ACCOUNTS - An Account arising in the ordinary course of the Japanese Subsidiary's business which has been assigned to Borrower in a manner acceptable to Agent and Lenders; PROVIDED, HOWEVER, that no such Account shall be a Japanese Account if (i) it is due or unpaid for more than 120 days after the original invoice date, (ii) the Japanese Subsidiary incurs any Indebtedness other than royalty payments and normal operating expenses incurred in the ordinary course of business (provided such operating expenses do not exceed $200,000 at any time), (iii) the Japanese Subsidiary has failed to grant Borrower a valid, perfected first priority Lien (as determined under applicable law) in all assets of the Japanese Subsidiary in a manner and pursuant to executed documentation satisfactory to the Lenders,

MARCH 1997 AMENDMENT                    6

        (iv) there is any restriction under Japanese law preventing the transfer of funds to Borrower as to payment of such Account (whether directly from the Account Debtor, indirectly through the Japanese Subsidiary or otherwise), (v) the Account Debtor (other than Jupiter Trading) fails to obtain a documentary Letter of Credit issued by a financial institution satisfactory to Lenders, (vi) in the case of Accounts as to which Jupiter Trading is the Account Debtor, Jupiter Trading fails to obtain FCIA insurance which names Agent as the loss payee, and (vii) such Account is described in any of the lettered clauses of the definition of an `Eligible Account' contained in this Agreement (other than CLAUSES
        (H) AND (V) of such definition); PROVIDED, further, HOWEVER, that, notwithstanding the foregoing, in the case of Accounts as to which Jupiter Trading is the Account Debtor, no more than $2,000,000 of such Accounts shall be deemed Japanese Accounts."

                "JAPANESE SUBSIDIARY - Brazos Sportswear Japan, KK, a corporation organized under the laws of Japan and a wholly-owned subsidiary of Borrower."

                "JUPITER TRADING - Jupiter Trading Company, a corporation organized under the laws of Japan."

                "MARCH 1997 AMENDMENT - that certain March 1997 Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 14, 1997, executed by Borrower, Lenders and Agent."

                "SUN SPORTSWEAR TRANSACTION - shall mean, collectively, the simultaneous consummation of each of the following events:

                a. merger of BSI Holdings, Inc. into Sun Sportswear, Inc., a Washington corporation, and the reincorporation of the surviving corporation as a Delaware corporation;

                b. retirement of that certain Junior Subordinated Debenture, dated as of August 2, 1996, executed by BSI Holdings, Inc. and payable to Seller in the original principal amount of $3,000,000.

                c. payoff and termination of the aggregate unpaid principal balance of and accrued but unpaid interest on the indebtedness of Sun Sportswear, Inc. to Heller Financial, Inc.; and

                d. contribution by Holdings to Borrower of all the assets of Holdings owned by Sun Sportswear, Inc. prior to the Sun Sportswear Transaction."

                "U.S. DOLLAR EQUIVALENTS - with respect to any monetary amount in any currency other than Dollars, at any time, the amount of Dollars obtained by converting such currency into Dollars at the spot rate for such transaction as quoted by Bank on such date."

MARCH 1997 AMENDMENT                    7

        2.07 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; DELETION OF CERTAIN DEFINITIONS. SECTION 1.1 of the Loan Agreement is hereby amended by deleting therefrom the definitions of "Total Commitment Percentage", "Total Commitment" and "Earn-Out Adjustment Amount".

        2.08 AMENDMENT TO THE LEAD-IN WORDING TO SECTION 2.1 OF THE LOAN AGREEMENT. The lead-in wording to SECTION 2.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                "Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Fleet agrees to make a total credit facility of up to $49,862,400, and Boston agrees to make a total credit facility of up to $34,937,600, available upon Borrower's request therefor, as described as follows (PROVIDED, HOWEVER, that no Lender shall be obligated to make any Revolving Credit Loans in excess of its respective Revolving Credit Percentage and that no Lender shall be obligated to advance to Borrower more than such Lender's respective Term Loan Percentage of the Term
        Loan):".

        2.09 AMENDMENT TO SUBSECTION 2.1(A) OF THE LOAN AGREEMENT. SUBSECTION 2.1(A) of the Loan Agreement is amended by deleting therefrom the words "Total Commitment Percentage of the Revolving Credit Commitment (the `REVOLVING CREDIT PERCENTAGE')" and substituting therefor the words "Revolving Credit Percentage".

        2.10 AMENDMENT TO SUBSECTION 2.1(B) OF THE LOAN AGREEMENT. SUBSECTION 2.1(B) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(B) The Revolving Credit Loans shall be used solely for (i) the purchase price and other costs and expenses related to the consummation of the Acquisition, (ii) the consideration and other costs and expenses related to the consummation of the Sun Sportswear Transaction and (iii) Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement."

        2.11 AMENDMENT TO SUBSECTION 2.2(C) OF THE LOAN AGREEMENT. SUBSECTION 2.2(C) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(C) TERM LOAN.

                        (i) Borrower and Lenders hereby acknowledge that on or
                about Closing Date, Lenders made a term loan to Borrower in the principal amount of $9,567,370.31, and such term loan, Existing Term Loan A, Existing Term Loan B and Existing Term Loan C were combined and consolidated into a single term loan of $12,000,000, with $7,384,560.00 of such term loan being advanced by Fleet to Borrower (the `EXISTING FLEET TERM LOAN'), and being repayable in accordance with the terms of Existing Fleet Term Note and secured by the Collateral, and with $4,615,440.00 of such term loan being advanced by Boston to Borrower (the

MARCH 1997 AMENDMENT                    8

                `EXISTING BOSTON TERM LOAN'), and being repayable in accordance with the terms of the Existing Boston Term Note and secured by the Collateral. Borrower acknowledges that on the date of the March 1997 Amendment, (x) the unpaid principal balance of the Existing Fleet Term Loan is $6,523,028.00, and that such amount is unconditionally owed by Borrower to Fleet without offset, defense or counterclaim of any kind, nature or description whatsoever, and (y) the unpaid principal balance of the Existing Boston Term Loan is $4,076,972.00, and that such amount is unconditionally owed by Borrower to Boston without offset, defense or counterclaim of any kind, nature or description whatsoever.

                        (ii) Subject to the terms and conditions of this
                Agreement and the March 1997 Amendment, Lenders agree to make an additional term loan to Borrower in the principal amount of $1,000,000 and such additional term loan, the Existing Fleet Term Loan and the Existing Boston Term Loan shall be combined and consolidated into a single term loan of $11,600,000.00 (the `TERM LOAN'), which shall be repayable in accordance with the terms of the Term Notes and shall be secured by the Collateral. The additional portion of the Term Loan shall be funded in connection with the consummation of the Sun Sportswear Transaction, and the proceeds of such additional term loan shall be used by Borrower solely for the costs and expenses related to the consummation of the Sun Sportswear Transaction and for such other purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. The Term Loan shall be made ratably by all Lenders in accordance with their respective Term Loan Percentage, such that on the date of the funding of the additional $1,000,000 term loan, Fleet shall advance to Borrower $588,000.00 of such additional $1,000,000 term loan and Boston shall advance to Borrower $412,000.00 of such additional $1,000,000 term loan."

        2.12 AMENDMENT TO SUBSECTION 2.3 OF THE LOAN AGREEMENT. SUBSECTION 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "2.3. MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to SECTION 2.1 hereof shall be as follows:

                        (A) A request for a Revolving Credit Loan shall be made,
                or shall be deemed to be made, in the following manner: (i) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement, the Revolving Credit Notes or the Term Notes as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest;
                (iii) the becoming due of any amount required to be paid under the Term Notes or the Revolving Credit Notes as principal shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date for the amount required to pay such principal; (iv) any payment made by Agent pursuant to a Letter of Credit

MARCH 1997 AMENDMENT                    9
                issued by Agent or pursuant to the Fleet Bank Risk Participation Agreement or any other LC Risk Participation Agreement which is not immediately reimbursed by Borrower (each such unreimbursed payment made by Agent being referred to individually as an "LC PAYMENT") shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date such LC Payment was made; (v) any payment made by Agent pursuant to an FX Guaranty or FX Contract which is not immediately reimbursed by Borrower (each such unreimbursed payment made by Agent being referred to individually as a "FX PAYMENT") shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date such FX Payment was made; and (vi) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due.

                        (B) Borrower hereby irrevocably authorizes Agent to
                disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this SECTION 2.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(I) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(A)(II),
                (III) or (IV) shall be disbursed by Agent by way of direct payment of the relevant Obligation.

                        (C) SETTLEMENT. On or about 10:00 A.M. (Dallas, Texas
                time) on Friday of each week during the term of this Agreement (or, if any such Friday is not a Business Day, the next preceding Business Day), Agent shall notify each Lender by telephone (confirmed immediately by facsimile or cable), facsimile or cable of (i) the terms of Borrower's Borrowings at the time of such notice and the amount of such Lender's Revolving Credit Percentage of such Borrowings, (ii) the aggregate principal amount of all Letters of Credit, issued in connection with this Agreement and outstanding at the end of such week, the aggregate amount of any LC Payments made by Agent, such Lender's participation therein and the total amount of commissions paid to the Lenders with respect thereto, and
                (iii) the aggregate amount of U.S. Dollar Equivalents of all FX Contracts outstanding, the aggregate amount of any FX Payments made by Agent, Fleet's participation therein and the total amount of commissions paid to Fleet with respect thereto. Contemporaneously with the giving of such notice, Agent shall deliver to each Lender copies of (i) any Letters of Credit which were issued during such week, (ii) any LC Risk Participation Agreements which were executed during such week, and (iii) any FX Contracts and FX Guaranties which were issued during such week. Each Lender shall, before 2:00 P.M. (Dallas, Texas time) on the day of such notice, deposit with Agent the amount of such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments and Fleet shall, before

MARCH 1997 AMENDMENT                   10

                2:00 P.M. (Dallas, Texas time) on the day of such notice, deposit with Agent 100% of such FX Payments in immediately available funds. FX Payments in immediately available funds. In the event of any failure by a Lender to make an Advance required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Revolving Credit Percentages) such Lender's Revolving Credit Percentage of such Borrowings and/or LC Payments. Upon the failure of a Lender to make an Advance required to be made by it hereunder, Agent shall use good faith efforts to obtain one or more banks, acceptable to the Lenders, to replace such Lender, but neither Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

                        Lenders hereby agree with Borrower and Agent, and hereby
                direct Agent, that Agent may assume (i) that each notified Lender will make such Lender's Revolving Credit Percentage of the Borrowings and/or LC Payments, and (ii) that Fleet will make its 100% portion of the FX Payments available to Agent in accordance with the terms of this SECTION 2.3(C) and Agent shall, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on the requested date of each Borrowing or make the LC Payment or FX Payment, subject to the terms and conditions of this Agreement. If and to the extent any Lender shall not make its Revolving Credit Percentage of any Borrowing or LC Payment or Fleet shall not make its 100% portion of the FX Payment available to Agent, Borrower agrees to repay to Agent forthwith on demand such corresponding amount. Each Lender shall be solely responsible for its Revolving Credit Percentage of any Borrowing or LC Payment hereunder, and Fleet shall be solely responsible for its 100% portion of any FX Payment hereunder, and in no event shall Agent or any Lender (including Agent in its capacity as a Lender) bear any financial risk for the failure of any other Lender to make an Advance required hereunder."

        2.13 AMENDMENT TO SECTION 2 OF THE LOAN AGREEMENT; ADDITION OF NEW SUBSECTION 2.10. SECTION 2 of the Loan Agreement is hereby amended by adding thereto a new SUBSECTION 2.10 which shall read as follows:

                "2.10 FX CONTRACTS AND FX GUARANTIES.

                (A) FX CONTRACTS. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to cause Bank to enter into FX Contracts with Borrower, so long as the aggregate amount of all FX Contracts entered into with Borrower does not exceed $2,000,000 in U.S. Dollar Equivalents. Each FX Contract shall be in form and substance satisfactory to Agent and Bank and, without limiting the generality of the foregoing, no FX Contract shall have a settlement date that is beyond the earlier to occur of (i) 150 days from the effective date thereof or (ii) the last day of the Original Term; PROVIDED, HOWEVER, that if this Agreement is renewed in accordance with SECTION
        3.2 of the this Agreement then the Renewal Term. Borrower shall repay all of its

MARCH 1997 AMENDMENT                   11
        obligations to Bank under each FX Contract in accordance with the terms of the confirmation of such FX Contract.

                (B) FX GUARANTIES. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to execute and deliver to Bank one or more FX Guaranties by which Agent shall guarantee the payment and performance of Borrower's obligations to Bank under each FX Contract; provided, that the aggregate amount of Agent's obligations under the FX Guaranties shall not exceed $2,000,000 in U.S. Dollar Equivalents, plus costs and expenses of Bank incurred in connection with such FX Contracts. In no event shall Agent have any liability with respect to any FX Contract that is entered into by Borrower and Bank after the date on which Bank and Borrower each has received notice from Agent that a Default or Event of Default exists or would result as a consequence of Agent's guaranteeing the payment and performance of Borrower's obligations under such FX Contract. Any amounts paid by Agent under any FX Guaranty, including without limitation any costs or expenses incurred by Agent or Bank due to the failure of Borrower to perform its duties under the FX Contracts, shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Credit Loans. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing such Obligations, Fleet hereby agrees to pay Agent, on demand, an amount equal to such Obligations, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Revolving Credit Loans.

                (C) FLEET'S PARTICIPATION. Immediately upon the execution of each FX Contract or FX Guaranty under this Agreement, Fleet shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, a 100% undivided interest and participation in such FX Contract, FX Guaranty and in each FX Payment made in respect to such FX Contract to the extent of Fleet's 100% portion of such FX Payment. Fleet hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of Fleet's 100% share of the amount of any FX Payment. Fleet acknowledges and agrees that its obligation to acquire participations in either (x) each FX Guaranty issued by Agent or (y) each FX Payment made by Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                (D) FX CONTRACT REQUESTS. A request for an FX Contract shall be made in the following manner: Borrower may make a request for a telephone quote from Bank with respect to a proposed FX Contract in a specified amount of a specified foreign currency and with a specific settlement date. Borrower may make a request for such FX Contract not later than 2:00 p.m. Dallas, Texas time on the Business Day on which Borrower

MARCH 1997 AMENDMENT                   12
        proposes that such FX Contract become effective; provided, that no such request may be made at a time when there exists a Default or Event of Default. Prior to, or at the time of, such request Borrower shall have delivered to Bank corporate resolutions authorizing Borrower to enter into such FX Contract (which authorization may be general rather than specific to such FX Contract), an indemnity agreement with respect to electronically transmitted instructions relating to such FX Contract (which indemnity may be general rather than specific to such FX Contract) and such other customary documentation as Bank shall reasonably require, all in form and substance reasonably satisfactory to Bank. In no event shall Bank enter into an FX Contract unless Bank has received from Agent an FX Guaranty covering such FX Contract."

        2.14 AMENDMENT TO SUBSECTION 3.1(F) OF THE LOAN AGREEMENT. SUBSECTION 3.1(F) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(F) UNUSED FACILITY FEE. From the date hereof, Borrower agrees to pay to Agent, for the account of Lenders, in accordance with their respective Revolving Credit Percentages, a monthly unused facility fee, equal to one-quarter of one percent (0.25%) per annum (calculated on the basis of a year of 360 days) of the difference between the Revolving Credit Commitment and the sum of (i) the Average Monthly Loan Balance for the Revolving Credit Loans for such month, PLUS (ii) the average face amount of outstanding Letters of Credit issued by Agent, PLUS (iii) the average face amount of outstanding Letters of Credit which are covered by an LC Risk Participation Agreement for such month, (the sum of CLAUSES (I), (II), and (III) above being referred to as the "AVERAGE MONTHLY REVOLVING CREDIT LOANS USAGE"), payable in arrears with the first payment being due on April 1, 1997 and continuing regularly thereafter during the term of this Agreement, and upon the termination hereof. In no event, however, shall any charge be payable for any month for which the Average Monthly Revolving Credit Loans Usage was less than the Revolving Credit Commitment by reason of any Lender's declining to extend Revolving Credit Loans to Borrower in amounts equal to the Borrowing Base, to the extent of such refusal, for any month for which the Average Monthly Revolving Credit Loans Usage was less than the Revolving Credit Commitment by reason of Agent's determination to reduce applicable advance rates under the Borrowing Base, to the extent of such reduction, or for any month during which or after Agent or Lenders accelerate the maturity or demands payment of the Obligations by reason of the occurrence of any Event of Default."

        2.15 AMENDMENT TO SUBSECTION 3.1(H) OF THE LOAN AGREEMENT. SUBSECTION 3.1(H) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(H) LETTER OF CREDIT; LC FEES; FX GUARANTY FEES.

                      (I) As additional consideration for Agent's issuing its or causing Bank to issue its Letters of Credit for Borrower's account or for entering into LC Risk Participation Agreements at Borrower's request pursuant to SECTION 2.6 hereof, Borrower agrees to pay Agent, for the account of Lenders in accordance with their respective

MARCH 1997 AMENDMENT                   13

        Revolving Credit Percentages, fees equal to (i) two percent (2.00%) per annum of the face amount of each standby Letter of Credit issued by Agent or Bank for the account of Borrower, and each standby Letter of Credit issued by a Person and covered by an LC Risk Participation Agreement which fee shall be deemed fully earned upon issuance of each such standby Letter of Credit, and shall be due and payable upon the issuance of each such standby Letter of Credit, and (ii) the greater of
        (a) $150.00 or (b) one and one-half percent (1.50%) per annum of the face amount of each documentary Letter of Credit issued by Agent or Bank for Borrower's account, which fee shall be deemed fully earned and shall be due and payable upon issuance of each such documentary Letter of Credit. Such fees shall be in addition to any fees charged by Bank or any other Person issuing a Letter of Credit. In addition, Borrower shall pay to Agent any out-of-pocket costs incurred by Agent in connection with the issuance of any Letter of Credit or the execution of any LC Risk Participation Agreement or the payment of any LC Payment. No fee payable by Borrower under this SECTION 3.1(H) shall be subject to rebate or proration upon the termination of this Agreement for any reason.

                      (II) Borrower shall pay to Agent, for the account of Fleet, for FX Guaranties and FX Contracts, a fee equal to 2.50% per annum of the FX Amount, payable monthly in arrears on the first day of each calendar month hereafter, which fees and charges shall be fully earned and due and payable upon issuance of each FX Guaranty or FX Contract and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Borrower shall also pay to Agent, for the account of Agent or Bank, as applicable, its respective normal and customary charges associated with the execution of FX Guaranties and FX Contracts, payable monthly in arrears on the first day of each calendar month hereafter."

        2.16 AMENDMENT TO SUBSECTION 3.3(A) OF THE LOAN AGREEMENT. SUBSECTION 3.3(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(A) Upon at least forty-five (45) days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until (i) Borrower has paid all of the Obligations in immediately available funds, (ii) all Letters of Credit have expired or been confirmed by another Person satisfactory to Lenders, in their credit judgment, and (iii) all FX Contracts and FX Guaranties have settled or been terminated by the parties thereto."

        2.17 AMENDMENT TO SUBSECTION 3.3(B) OF THE LOAN AGREEMENT. SUBSECTION 3.3(B) of the Loan Agreement is hereby amended by deleting therefrom the reference to "Total Commitment Percentage" and substituting therefor "Revolving Credit Percentage and their respective Term Loan Percentage".

        2.18 AMENDMENT TO SECTION 9.3 OF THE LOAN AGREEMENT. SECTION 9.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

MARCH 1997 AMENDMENT                   14

                "9.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any obligations to Agent and/or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

                      (A) ADJUSTED NET WORTH. At the end of each fiscal quarter of Borrower during the term hereof, maintain an Adjusted Net Worth of Borrower of not less than the amount shown below for the fiscal quarter corresponding thereto:

                      Fiscal Quarter Ending
                            Closest To:         Amount
                       --------------------   -----------
                       March 31, 1997         $ 8,000,000
                       --------------------
                       June 30, 1997          $ 8,000,000
                       --------------------
                       September 30, 1997     $10,500,000
                       --------------------
                       December 31, 1997      $11,000,000
                       --------------------
                       At the end of each
                       thereafter occurring
                       fiscal quarter         $11,000,000
                       --------------------

                      (B) CURRENT RATIO. As of the end of each fiscal quarter of Borrower during the term hereof, (i) beginning with the fiscal quarter ending closest to March 31, 1997 and ending with the fiscal quarter ending closest to December 31, 1997, maintain a Current Ratio of not less than .9 to 1.00 and (ii) thereafter, maintain a Current Ratio of not less than 1.00 to 1.00.

                      (C) INDEBTEDNESS TO NET WORTH RATIO. As of the end of each fiscal quarter of Borrower ending closest to the date indicated below, maintain a ratio of Borrower's Indebtedness to Borrower's Net Worth of no more than the ratio indicated below:

                    Fiscal Quarter Ending
                         Closest To:               Ratio
                   ------------------------   ---------------
                        March 31, 1997          4.0 to 1.00
                   ------------------------
                       June 30, 1997            4.0 to 1.00
                   ------------------------
                     September 30, 1997         4.0 to 1.00
                   ------------------------
                      December 31, 1997         4.0 to 1.00
                   ------------------------
                     At the end of each
                    thereafter occurring
                       fiscal quarter           3.0 to 1.00
                   ------------------------

                      (D) FIXED CHARGE RATIO. As of the end of each fiscal month of Borrower ending closest to the date indicated below, maintain a Fixed Charge Ratio of not less than the ratio indicated below for the time period indicated below:

MARCH 1997 AMENDMENT                   15

                    Relevant Time Period           Ratio
                  ------------------------   -----------------
                     Seven month period
                    ending February 28,
                            1997                1.0 to 1.0
                  ------------------------
                     Eight month period
                   ending March 31, 1997        1.0 to 1.0
                  ------------------------
                     Nine month period
                   ending April 30, 1997        1.0 to 1.0
                  ------------------------
                      Ten month period
                    ending May 31, 1997         1.1 to 1.0
                  ------------------------
                    Eleven month period
                    ending June 30, 1997        1.1 to 1.0
                  ------------------------
                    Twelve month period
                    ending July 31, 1997        1.1 to 1.0
                  ------------------------
                    Twelve month period
                   ending August 31, 1997       1.1 to 1.0
                  ------------------------
                    Twelve month period
                    ending September 30,
                            1997                1.1 to 1.0
                  ------------------------
                    Twelve month period
                   ending on the last day
                     of each thereafter
                   occurring fiscal month       1.2 to 1.0
                  ------------------------

        2.19 AMENDMENT TO SUBSECTION 11.3(E) OF THE LOAN AGREEMENT. SUBSECTION 11.3(E) of the Loan Agreement is hereby amended and restated to read as follows:

                      "(E) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations (including, without limitation, payments then due to Agent in connection with FX Contracts) and fourthly, at the option of Agent, to the establishment of a cash collateral fund to be held as a reserve to fund future drawings made under Letters of Credit issued by Agent or Bank, future LC Payments, and future FX Payments. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor. In connection with the foregoing, Lenders hereby agree that in connection with determining the pro rata portion of such proceeds which should respectively be applied to Obligations owing to Boston and to the Obligations owing to Fleet, BOSTON'S PRO RATA SHARE SHALL BE EQUAL TO the sum of (i) the outstanding principal amount of the Loans made by Boston, PLUS (ii) Boston's Revolving Credit Percentage of the aggregate undrawn amount of all

MARCH 1997 AMENDMENT                   16
        outstanding Letters of Credit covered by an LC Risk Participation Agreement, DIVIDED BY the sum of (i) the aggregate outstanding principal amount of all Loans made by the Lenders, PLUS (ii) the aggregate undrawn amount of all outstanding Letters of Credit covered by an LC Risk Participation Agreement, PLUS (iii) the obligations at that time due Bank in connection with the FX Contracts which are covered by FX Guaranties, and FLEET'S PRO RATA SHARE SHALL BE EQUAL TO the sum of (i) the outstanding principal amount of the Loans made by Fleet, PLUS (ii) Fleet's Revolving Credit Percentage of the aggregate undrawn amount of all outstanding Letters of Credit covered by an LC Risk Participation Agreement, PLUS (iii) the obligations at that time due Bank in connection with the FX Contracts which are covered by FX Guaranties, DIVIDED BY the sum of (i) the aggregate outstanding principal amount of all Loans made by the Lenders, PLUS (ii) the aggregate undrawn amount of all outstanding Letters of Credit covered by an LC Risk Participation Agreement, PLUS (iii) the obligations at that time due Bank in connection with the FX Contracts which are covered by FX Guaranties."

        2.20 AMENDMENT TO SECTION 12.5 OF THE LOAN AGREEMENT. SECTION 12.5 of the Loan Agreement is hereby amended by deleting therefrom the reference to "whose Total Commitment Percentages total at least 51%" and substituting therefor "whose Revolving Credit Percentages total at least 51% and whose Term Loan Percentages total at least 51%".

        2.21 AMENDMENT TO SECTION 12.10 OF THE LOAN AGREEMENT. SECTION 12.10 of the Loan Agreement is hereby amended by deleting therefrom "Total Commitment Percentages" and substituting therefor "Revolving Credit Percentages and their Term Loan Percentages".

        2.22 AMENDMENT TO SIGNATURE PAGE OF THE LOAN AGREEMENT. The signature page of the Loan Agreement is hereby amended by (i) deleting the reference therein to the words "TOTAL COMMITMENT PERCENTAGE ON CLOSING DATE", (ii) deleting the reference therein to the percentage "61.538%", and (iii) deleting the reference therein to the percentage "38.462%".

        2.23 AMENDMENT TO EXHIBIT B OF THE LOAN AGREEMENT. EXHIBIT B of the Loan Agreement, the Borrower's business locations, is hereby deleted in its entirety and replaced with EXHIBIT B attached hereto as ANNEX V.

        2.24 AMENDMENT TO EXHIBIT C OF THE LOAN AGREEMENT. EXHIBIT C of the Loan Agreement, the jurisdictions in which Borrower is authorized to do business, is hereby deleted in its entirety and replaced with EXHIBIT C attached hereto as ANNEX VI.

        2.25 AMENDMENT TO EXHIBIT D OF THE LOAN AGREEMENT. EXHIBIT D of the Loan Agreement, the corporate names of Borrower, is hereby deleted in its entirety and replaced with EXHIBIT D attached hereto as ANNEX VII.

        2.26 AMENDMENT TO EXHIBIT E OF THE LOAN AGREEMENT. EXHIBIT E of the Loan Agreement, the Borrower's patents, trademarks, copyrights and licenses, is hereby deleted in its entirety and replaced with EXHIBIT E attached hereto as ANNEX VIII.

MARCH 1997 AMENDMENT                   17

        2.27 AMENDMENT TO EXHIBIT F OF THE LOAN AGREEMENT. EXHIBIT F of the Loan Agreement, the Borrower's capital structure, is hereby deleted in its entirety and replaced with EXHIBIT F attached hereto as ANNEX IX.

        2.28 AMENDMENT TO EXHIBIT I OF THE LOAN AGREEMENT. EXHIBIT I of the Loan Agreement, the pension plans to which Borrower is subject, is hereby deleted in its entirety and replaced with EXHIBIT I attached hereto as ANNEX X.

        2.29 AMENDMENT TO EXHIBIT J OF THE LOAN AGREEMENT. EXHIBIT J of the Loan Agreement, the labor contracts to which Borrower is subject, is hereby deleted in its entirety and replaced with EXHIBIT J attached hereto as ANNEX XI.

        2.30 AMENDMENT TO EXHIBIT K OF THE LOAN AGREEMENT. EXHIBIT K of the Loan Agreement, the Borrower's capitalized leases, is hereby deleted in its entirety and replaced with EXHIBIT K attached hereto as ANNEX XII.

        2.31 AMENDMENT TO EXHIBIT L OF THE LOAN AGREEMENT. EXHIBIT L of the Loan Agreement, the Borrower's operating leases, is hereby deleted in its entirety and replaced with EXHIBIT L attached hereto as ANNEX XIII.

        2.32 AMENDMENT TO EXHIBIT M OF THE LOAN AGREEMENT. EXHIBIT M of the Loan Agreement, the permitted liens, is hereby deleted in its entirety and replaced with EXHIBIT M attached hereto as ANNEX XIV.

        2.33 AMENDMENT TO EXHIBIT O OF THE LOAN AGREEMENT. EXHIBIT O of the Loan Agreement, the Borrower's subordinated debt, is hereby deleted in its entirety and replaced with EXHIBIT O attached hereto as ANNEX XV.

        2.34 AMENDMENT TO EXHIBIT P OF THE LOAN AGREEMENT. EXHIBIT P of the Loan Agreement, the taxing authorities to which Borrower is subject, is hereby deleted in its entirety and replaced with EXHIBIT P attached hereto as ANNEX XVI.

        2.35 DELETION OF EXHIBIT T OF THE LOAN AGREEMENT. EXHIBIT T of the Loan Agreement, resolutions of the board of directors of Borrower establishing the Series A Preferred Stock of Borrower, is hereby deleted in its entirety.

        2.36 RESERVE AGAINST SUN INVENTORY. In addition to, and not in limitation of, Agent's and/or Lenders' right under SECTION 2.1(A) of the Loan Agreement to establish reserves against the amount of Revolving Credit Loans which Borrower may request under SECTION 2.1(A) of the Loan Agreement, Agent and/or Lenders may establish a reserve with respect to Inventory acquired by Borrower as part of the Transaction which is as of September 30, 1997 over twelve (12) months old.

MARCH 1997 AMENDMENT                   18

        2.37 FINANCIAL INFORMATION REGARDING JUPITER TRADING COMPANY. Upon the request of Agent and/or Lenders, Borrower hereby agrees to promptly deliver to Agent and Lenders current financial information regarding Jupiter Trading Company.

        2.38 ELECTION UNDER JAPANESE LAW. Borrower agrees to give Senior Lender 30 days prior written notice before Borrower makes any election under Japanese law or effectuates any other action which could prevent or otherwise interfere with the flow of monies or payments from the Japanese Subsidiary to Borrower.

                                   ARTICLE III
                                   CONDITIONS

        3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders and Agent:

               (a) Lenders shall have received each of the following, each of which shall be in form and substance satisfactory to Lenders, in their sole discretion:

                      (i) this Amendment, duly executed by Borrower;

                      (ii) (a) the Amended and Restated Revolving Credit Note, in the form of ANNEX I attached hereto, duly executed by Borrower, in favor of Fleet, (b) the Amended and Restated Revolving Credit Note, in the form of ANNEX II attached hereto, duly executed by Borrower in favor of Boston, (c) the Amended and Restated Secured Promissory Note, in the form of ANNEX III attached hereto, duly executed by Borrower in favor of Fleet, and (d) the Amended and Restated Secured Promissory Note, in the form of ANNEX IV attached hereto, duly executed by Borrower, in favor of Boston;

                      (iii) the Amended and Restated Guaranty Agreement, in the form of ANNEX XVII attached hereto, duly executed by Holdings;

                      (iv) the Amended and Restated Stock Pledge Agreement, in the form of ANNEX XVIII attached hereto, duly executed by Holdings, together with a stock power duly executed in blank by Holdings, and all of the original stock certificates of Borrower;

                      (v) the written opinion of Porter & Hedges, L.L.P., counsel to Borrower, regarding Borrower, the execution of this Amendment, the other Loan Documents executed in connection herewith, the Transaction and the other transactions contemplated hereby, to be in form and substance satisfactory to Lenders, in their sole discretion;

                      (vi) the Subordination Agreement, in the form of ANNEX XIX attached hereto, duly executed by Bank of America, N.T. and S.A., doing business as Seafirst Bank;

MARCH 1997 AMENDMENT                   19

                      (vii) a certificate executed by the Vice President or Chief Financial Officer of Borrower, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein and in the Transaction;

                      (viii) a certificate regarding the Solvency of Borrower, which includes a pro forma balance sheet and cash flow projections and analyses for Borrower, executed by the Vice President and Chief Financial Officer of Borrower;

                      (ix) a closing certificate signed by the Vice President or Chief Financial Officer of Borrower, dated as of the date of this Amendment, stating that (A) the representations and warranties set forth in SECTION 8 of the Loan Agreement, as amended by this Amendment, are true and correct as of such date, other than for such representations and warranties which relate to a specific date, (B) Borrower is on such date in compliance with all the terms and provisions set forth in the Loan Agreement, as amended by this Amendment, and (C) on such date no Default or Event of Default has occurred or is continuing, except for such Defaults or Events of Default as have been specifically disclosed in writing by Borrower to Agent,

                      (x) a company general certificate, certified by the Secretary or Assistant Secretary of the Borrower, acknowledging (A) that the Borrower's Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by the Borrower of this Amendment and all other Loan Documents to which the Borrower is or is to be a party, and (B) the names of the officers of the Borrower authorized to sign this Amendment and each of the other Loan Documents to which the Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

                      (xi) a company general certificate, certified by the Secretary or Assistant Secretary of Holdings, acknowledging (A) that Holdings' Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Holdings of the Amended and Restated Guaranty Agreement, the Amended and Restated Stock Pledge Agreement and all other documents, instruments and agreements to be executed by Holdings in connection therewith, and (B) the names of the officers of Holdings authorized to sign the Amended and Restated Guaranty Agreement, the Amended and Restated Stock Pledge Agreement and any and all other documents, instruments and agreements to be executed by Holdings in connection therewith (including the certificates contemplated herein) together with specimen signatures of such officers;

                      (xii) written instructions from Borrower directing the application of proceeds of the Loans to be made on the date the Transaction is consummated;

MARCH 1997 AMENDMENT                   20

                      (xiii) releases and UCC-3 Termination Statements, in form and substance satisfactory to Agent, in its sole discretion, duly executed by Heller Financial, Inc., releasing all of Heller Financial, Inc.'s security interest and Liens in the assets of Sun;

                      (xiv) Lenders shall have received such certifications, documentation and such other evidence and materials satisfactory to Lenders, in their sole discretion, of the consummation of the Transaction, and the Transaction shall have been consummated upon the terms and conditions previously described to Lenders;

                      (xv) satisfaction of all conditions precedent to that certain Plan and Agreement of Merger, dated as of November 13, 1996, by and between BSI and Sun, and a copy thereof, duly executed by the parties thereto;

                      (xvi) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent, for the benefit of Lenders, in the Collateral (including the assets acquired in the Transaction) and evidence to Agent and Lenders that such Liens constitute valid and first-priority perfected security interests and Liens;

                      (xvii) landlord consent letters, in form and substance satisfactory to Lenders, for each of the following locations: (i) 21255 76th Avenue South, Kent, Washington, (ii) 6520 South 190th Street, Kent, Washington, (iii) 764 Thomas Drive, Bensenville, Illinois and (iv) 4422 West 12th Street, Houston, Texas;

                      (xviii) good standing certificates for Borrower, issued within 15 days before the date hereof by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

                      (xix) a letter from Sun's counsel stating that Agent and Lenders may rely on such counsel's opinion to Borrower issued in connection with the Transaction, in form and substance satisfactory to Lenders;

                      (xx) certificates of Borrower's casualty insurance policies naming Agent, for the benefit of Lenders, as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certificates of Borrower's liability insurance policies naming Agent, for the benefit of Lenders, as a co-insured;

                      (xxi) leasehold mortgages, duly executed by Borrower, in favor of Agent, for the benefit of Lenders, covering Borrower's locations in Staten Island, New York, College Station, Texas, Cincinnati, Ohio, and each new location resulting from the Transaction as shall be required by Agent, in form and substance satisfactory to Lenders, accompanied by lessor's consents to such leasehold mortgages, in form and substance satisfactory to Agent, duly executed by the relevant lessor of each such location.

MARCH 1997 AMENDMENT                   21

                      (xxii) an amendment to that certain Subordination Agreement, dated as of August 9, 1996, executed by Allied Investment Corporation and Allied Investment Corporation II (collectively, "ALLIED"), pursuant to which Allied agrees to increase the amount of "Senior Debt" covered by such Subordination Agreement to an amount acceptable to Lenders and to amend such other provisions of such Subordination Agreement as shall be required by Lenders; and

                      (xxiii) such additional documents, instruments and information as Lenders or their legal counsel may request.

               (b) Lenders shall have received such evidence of the financial condition of Borrower and Sun as Lenders shall require, showing a financial condition satisfactory to Lenders, and Lenders shall have made such other audits or investigations of Borrower and Sun (the results of which must be satisfactory to Lenders) as they deem appropriate.

               (c) The capital, organizational, ownership and legal structure of Borrower and Holdings shall be satisfactory to Lenders, in their sole discretion, and Lenders shall have received all relevant documentation and materials relating thereto.

               (d) Except with respect to any material adverse change in the financial condition of Sun resulting from the implementation of BSI's business plan as contemplated by the merger agreement entered into with respect to the Transaction, there shall be no material adverse change in the financial condition of Borrower or Sun since September 30, 1996.

               (e) Lenders shall have received evidence satisfactory to them, in their sole discretion, that Allied has consented to the Transaction.

               (f) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been specifically disclosed in writing by Borrower to Lender.

               (g) On the date of the funding to Borrower of the Loans relevant to the consummation of the Transaction, the amount of the Borrowing Base after giving effect to Loans made on such date, shall exceed the aggregate amount of the outstanding Revolving Credit Loans by at least $5,000,000, and Borrower shall have provided Agent with a Borrowing Base Certificate to the foregoing effect.

               (h) Lenders shall have completed their audit of Sun, and Lenders shall be satisfied that there has been no material deterioration in Borrower's or Sun's financial performance or in the value of the Collateral.

               (i) Certain of the existing shareholders of BSI shall have made an equity investment in BSI in the aggregate amount of at least $2,000,000, upon terms and conditions, and pursuant to documentation, satisfactory to Lenders and the respective legal counsel of each Lender.

MARCH 1997 AMENDMENT                   22

               (j) Borrower shall have paid to Agent, for the account of the Lenders, in immediately available funds, a funding fee of $50,000 ($25,000 to Fleet and $25,000 to Boston).
               (k) All conditions precedent in the Loan Agreement to the making of a Loan pursuant to the Loan Agreement shall have been fully satisfied or waived in writing by Agent and each Lender.

               (l) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, other than for such representations and warranties which relate to a specific date.

               (m) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lenders and Agent and their legal counsel.

                                   ARTICLE IV
                                 LIMITED WAIVER

        By execution of this Amendment and upon satisfaction of the conditions set forth in SECTION 3.01 of this Amendment, Agent and Lenders hereby waive any Default and/or Event of Default arising under the Loan Agreement solely by reason of (i) Borrower's violation of SECTION 9.2(A) of the Loan Agreement resulting from the Transaction and (ii) Borrower's violation of the financial covenant set forth in SECTION 9.3(D)(VI) of the Loan Agreement resulting from Borrower maintaining a Fixed Charge Ratio of 1.03 to 1.00 for the period specified therein. Except as specifically provided in this ARTICLE IV, nothing contained in this Amendment shall be construed as a waiver by Lenders or Agent of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower, Agent and/or any Lender, and the failure of Agent and/or any Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent and/or any Lender to thereafter demand strict compliance therewith. Lenders and Agent hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower, Agent and/or any Lender.

                                    ARTICLE V
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

        5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Lenders and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

MARCH 1997 AMENDMENT                   23

        5.02 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lenders and Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof, as though made on and as of each such date, other than representations and warranties which relate to a specific date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lenders or has been specifically disclosed in writing by Borrower to Lenders; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby, except as has been otherwise specifically disclosed in writing by Borrower to Lenders.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

        6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by any Lender or Agent or any closing shall affect the representations and warranties or the right of any Lender or Agent to rely upon them.

        6.02 REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

        6.03 EXPENSES OF LENDERS AND AGENT. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lenders and Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lenders' and Agent's legal counsel, and all costs and expenses incurred by Lenders and Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lenders' and Agent's legal counsel.

MARCH 1997 AMENDMENT                   24

        6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Lenders, Agent and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lenders and Agent.

        6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

        6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by any Lender or Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

        6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

        6.10 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, LENDERS AND AGENT.

        6.11 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY LENDER OR AGENT. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY

MARCH 1997 AMENDMENT                   25

RELEASES AND FOREVER DISCHARGES LENDERS AND AGENT, ITS PREDECESSORS,
AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY LENDER OR AGENT, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

MARCH 1997 AMENDMENT                   26

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first above-written, to be effective as of the respective date indicated above.

                                           BRAZOS, INC., a Texas
                                           corporation formerly
                                           known as Brazos Sportswear, Inc.

                                           By: ________________________________
                                               F. Clayton Chambers,
                                               Vice President and Chief
                                               Financial Officer


                                           FLEET CAPITAL CORPORATION,
                                           as Agent


                                           By: ________________________________
                                                  Hance VanBeber,
                                                  Vice President

                                           FLEET CAPITAL CORPORATION,
                                           in its individual capacity

                                           By: ________________________________
                                                  Hance VanBeber,
                                                  Vice President


                                           THE FIRST NATIONAL BANK OF
                                           BOSTON


                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________


MARCH 1997 AMENDMENT                    1

ANNEXES:
I       Form of Amended and Restated Revolving Credit Note (Fleet)
II      Form of Amended and Restated Revolving Credit Note (Boston)
III     Form of Amended and Restated Term Note (Fleet)
IV      Form of Amended and Restated Term Note (Boston)
V       Business Locations
VI      Jurisdictions in which Borrower is authorized to do business
VII     Corporate Names
VIII    Patents, Trademarks, Copyrights and Licenses
IX      Capital Structure
X       Pension Plans
XI      Labor Contracts
XII     Capitalized Leases
XIII    Operating Leases
XIV     Permitted Liens
XV      Subordinated Debt
XVI     Taxing authorities to which Borrower is subject
XVII    Form of Amended and Restated Guaranty Agreement
XVIII   Form of Amended and Restated Stock Pledge Agreement
XIX     Form of Subordination Agreement

MARCH 1997 AMENDMENT                    2